Exhibit 10.23
PORTIONS OF THIS EXHIBIT MARKED BY [**] HAVE BEEN OMITTED PURSUANT TO RULE 601(B)(10) OF REGULATION S-K. THE OMITTED INFORMATION IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COMMERCIAL OUTSOURCING SERVICES AGREEMENT
This Commercial Outsourcing Services Agreement (this “Agreement”) is entered into as of February 26, 2024 (the “Effective Date”) by Integrated Commercialization Solutions, LLC (“ICS”) and Pacira Pharmaceuticals, Inc. (the “Company”).
Recitals
A.    The Company is in the business of manufacturing, selling, and distributing pharmaceutical and therapeutic products in the United States, which are identified in Schedule A (the “Products”);
B.    ICS is in the business of providing distribution, commercial support and other logistics services;
C.    The Company desires to engage ICS to provide certain warehousing, distribution, order management, data management and other services related to the Products upon the terms and subject to the conditions in this Agreement; and
D.    ICS desires to provide such services to the Company upon the terms and subject to the conditions in this Agreement.
Agreement
NOW, THEREFORE, the parties hereby agree as follows:
1.    Appointment as Exclusive Agent. The Company hereby appoints ICS as the exclusive provider of the third party logistics services described in Sections 2.1.2 and 2.1.3 (the “3PL Services”) and as a provider of the additional services described in Section 2 (the “Additional Services” and together with the 3PL Services, the “Services”) for Products sold to the Company’s customers (“Customers”) in the United States, Guam, Puerto Rico and the U.S. Territories during the Term (as defined in Section 4.1), as stated in this Agreement.
2.    Services to Be Performed
2.1    Services. The Company hereby engages ICS to provide the following Services, as more specifically described in a Statement of Work executed by the parties:
2.1.1    Customer Services as described in Exhibit B.
2.1.2    Warehousing and Inventory Program Services as described in Exhibit C.
2.1.3    Distribution Services as described in Exhibit D.
2.1.4    Warehousing and Distribution of Sample and Demo Products as described in Exhibit E
2.1.4    Contract Administration and Chargeback Processing as described in Exhibit F.
2.1.5    Accounts Receivable Management and Cash Applications as described in Exhibit G.
2.1.6    Financial Management Services as described in Exhibit H.
2.1.7    Information Technology Services as described in Exhibit I.
2.1.8    Tax Services as described in Exhibit J.
The parties acknowledge that the Exhibits to this Agreement may contain additional representations, warranties and indemnification rights and obligations in addition to a description of the Services to be performed.

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2.2    Authorized Trading Partner Status. Solely for the limited purpose of compliance with the Drug Supply Chain Security Act and any similar state laws, ICS is an authorized trading partner for the Products and a third party logistics provider that does not take title to Product or have general responsibility to direct the Product’s sale or disposition. This designation will not be construed in a manner that results in ICS being considered a distributor or wholesaler for any other purpose or under any other law or regulation.
2.3    Taxes. Except as provided in Exhibit J, ICS will not be responsible for collection or payment of any Taxes on behalf of the Company. “Taxes” means any and all liabilities, losses, expenses, and costs of any kind whatsoever that are, or are in the nature of taxes, fees, assessments, or other governmental charges, including interest, penalties, fines and additions to tax imposed by any federal, state or local government or taxing authority in the United States on or with respect to: (a) the Agreement or any related agreements or any future amendment, supplement, waiver, or consent requested by the Company or any required by the Agreement with respect to the execution, delivery or performance of any thereof, or the issuance, acquisition or subsequent transfer thereof, (b) the return, acquisition, transfer of title, storage, removal, replacement, substitution, purchase, acceptance, possession, rejection, ownership, delivery, non-delivery, use, operation, sale, abandonment, redelivery or other disposition of any interest in Products or any part thereof, (c) the receipts or earnings arising from any interest in Products or any part thereof, (d) any payment made pursuant to this Agreement or to any Products, or (e) otherwise as a result of or by reason of the transactions contemplated by this Agreement. Taxes do not include taxes imposed upon ICS that are based upon or measured by gross or net income and any franchise Taxes of ICS or any personal property taxes for Products or equipment owned by ICS.
2.4    [Omitted]
2.5     Statements of Work. The Services to be performed hereunder may be further specified in separate Statements of Work (“SOWs”), which upon signature and execution by both Parties, shall be deemed incorporated herein.
3.    Compensation - Fees For Services
3.1    Compensation. The Company will compensate ICS for Services in accordance with Schedule B. ICS will provide monthly invoices for fees for Services to the Company, and will bill the Company for any pass through charges monthly or as ICS is billed. The Company must notify ICS of any disputed charges in writing within thirty (30) days of the date of the invoice covering such charges. In the absence of any such notice of dispute, all invoices will be deemed to be correct and due in full within forty-five (45) days of the invoice date. If the Company disputes a portion of an invoice, the Company must pay the undisputed portion of the invoice within thirty (30) days of the invoice date. A late fee of [**]% per month (or any portion thereof) will be charged as of the due date on all amounts not paid within [**] days of the invoice date, except any amount disputed by the company in good faith. If any dispute is resolved in favor of ICS, the Company will pay the applicable late fee on such amount from the original due date.
3.2    Assumptions. The fees in Schedule B are based on the business assumptions listed in Schedule F (the “Business Assumptions”). If, at any time during the Term, the Company requests Services that differ from the Business Assumptions, ICS reserves the right to appropriately adjust the fees for the affected Services. Business Assumptions and the fees may only be adjusted pursuant to this Section 3.2 with an amendment executed by the parties.
3.3    Price Changes. The fees set forth on Schedule B that are expressed in dollars (but not percentages) will be reviewed annually. ICS and Company will meet annually to review and negotiate annual adjustments, if any, to the fees on Schedule B. Any adjustment will take effect on each one year anniversary of the Effective Date. Annual increases shall have a ceiling limit of no more than [**]% increase per year.
3.4    Cost Adjustment. If ICS can reasonably demonstrate to the Company that the costs to ICS for providing Services have materially increased (or are reasonably likely to increase materially during the following twelve (12) month period of the Term) as a result of any changes in the any applicable law, treaty, rule or regulation or a final and binding determination of a court or other Governmental Authority (“Requirements of Law”), including the adoption of any new Requirements of Law impacting Services, ICS and the Company will meet to review and negotiate such increases to the

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applicable component of the fees for such Services in Schedule B (a “Cost Adjustment”). ICS must notify the Company of any proposed Cost Adjustment at least one hundred twenty (120) days prior to its effective date. All Cost Adjustments will be determined under generally accepted accounting principles (GAAP) and cost allocation methods applied on a consistent basis. If the Company objects to any Cost Adjustment and the parties are unable in good faith to resolve such objection to the reasonable satisfaction of both parties, then either party may terminate this Agreement upon ninety (90) days’ prior written notice to the other party.
3.5    Reimbursement of Expenses. Company will reimburse ICS for pre-approved travel and related expenses. Company shall provided ICS with a copy of its Travel and Expense Reimbursement Policy prior to upon execution of this Agreement. Company will reimburse ICS for the actual cost of only those out-of-pocket, documented, pre-approved expenses reasonably incurred, in rendering Services.
3.6    Fair Market Value. The Parties acknowledge and agree that the compensation set forth in this Agreement is intended to represent fair market value for the Services to be rendered hereunder, and that such compensation has not been determined in a manner which takes into account the volume or value of any referrals or business otherwise generated between the Parties. Further, Company shall not obligate ICS to purchase, use, recommend or arrange for the use of Company products or those of any organization affiliated with Company. There shall be no adjustment to the compensation paid to ICS pursuant to this Agreement due to the presence or absence of any such recommendation or referral by ICS.
4.    Term and Termination
4.1    Initial Term. This Agreement will be effective as of the Effective Date and will continue for three (3) years (the “Term”) unless sooner terminated in accordance with Section 4. The Term may be extended upon written mutual agreement of the parties, such extension to be negotiated in good faith six (6) months prior to the expiration of the Term. On an annual basis during the Term, the parties shall conduct a business review and discuss in good faith the Services and related fees.
4.2    Termination for Breach.
4.2.1    If a party fails to pay any amount due to the other party under this Agreement, the other party may provide notice to the non-paying party specifying the amount due and notifying the non-paying party that the other party may terminate this Agreement if the non-paying party fails to pay the amount due within five days of the date of the notice. If the non-paying party fails to pay the amount due within such fifteen day time period, the other party may terminate this Agreement immediately and, in such event, will provide written notice of termination to the non-paying party (a “Termination Notice”). If non-payment occurs more than three times during any twelve (12) month period, the other party may terminate this Agreement upon five days’ written notice without any opportunity for cure.
4.2.2        If a party fails to perform any other material obligation under this Agreement, the other party may provide notice to the breaching party describing the breach in detail and notifying the breaching party that the other party may terminate this Agreement if the breaching party’s failure to perform is not cured within thirty (30) days of the date of the notice.  If the breaching party’s failure to perform is not cured within thirty (30) days of the date of the notice, then the other party may terminate this Agreement immediately and, in such event, will provide  a Termination Notice to the breaching party; except that (a) if the breaching party has begun to cure a non-monetary breach within such 30 days, but the cure is not completed within such thirty (30) days, the breaching party will have a reasonable time to complete its cure if it diligently pursues the cure until completion, and (b) if such breach occurs more than three times during any twelve (12) month period, the non-breaching party may terminate this Agreement upon thirty (30) days’ written notice without any opportunity for cure.

4.3    Termination for Specific Events. Either party may immediately terminate this Agreement upon the giving of a Termination Notice if the other party: (a) files an application for or consenting to appointment of a trustee, receiver or custodian of its assets; (b) has an order for relief entered in Bankruptcy Code proceedings; (c) makes a general assignment for the benefit of creditors; (d) has a trustee, receiver, or custodian of its assets appointed unless proceedings and the person appointed are dismissed within thirty (30) days; (e) dissolves its existence under applicable state law; (f) is

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insolvency within the meaning of Uniform Commercial Code Section 1-201 or fails generally to pay its debts as they become due within the meaning of Bankruptcy Code Section 303(h)(1), as amended; or (g) certifies in writing of its inability to pay its debts as they become due (and either party may periodically require the other to certify its ability to pay its debts as they become due) (each, a “Bankruptcy Event”). Each party must provide immediate notice to the other party upon a Bankruptcy Event. The Company may terminate this Agreement as to any Product, without cause, for the following reasons: (i) upon upon six (6) months prior written notice, if the Company ceases marketing or divests the Product; or (ii) effective immediately if any regulatory action suspends or materially restricts the marketing of the Product. In the case of (i) above, Company shall be responsible for payment of the Monthly Management Fee during the six (6) month period following the date of the written notice of terminate and in the case of (ii) above, Company will be responsible for All applicable fees and costs until it ceases doing business with ICS.
4.4    Termination for Convenience. Company and ICS shall have the right to terminate this Agreement, in their sole discretion, with or without cause, upon twelve (12) months prior written notice to the other party (“Without Cause Notice”). Company understands and agrees that for six (6) months following the Without Cause Notice (the “Initial Six-Month Period”), it will continue to transact business with ICS in the ordinary course and will not commence a transition to a new third party logistic supplier. Specifically, fees during this six (6) month period will be consistent with the average monthly amount paid or owed by the Company to ICS during the six months preceding the Without Cause Notice (or such shorter time as the Agreement has been in effect).
4.5    In the event of termination under section 4 of this Agreement, the Parties agree to work in good faith to (i) transfer and transition any materials and Confidential Information to the party that owns such material or Confidential Information, and (ii) conduct an orderly wind-down of the Services.
4.6    Expenses. Within thirty (30) days of expiration or earlier termination of this Agreement for any reason, the Company will (a) pay ICS any amount owed in accordance with this Agreement; (b) return to ICS all hardware, software and other equipment, or pay to ICS the replacement cost of items not returned; and (c) pay non-recoverable expenses for telecommunication, facsimile, postage, shipping and other services incurred by ICS up to the effective date of termination.
4.7    Survival. Accrued payment, indemnity and confidentiality obligations, and any provision if its context shows that the parties intended it to survive, will survive expiration or termination of this Agreement and, except as expressly provided, expiration or termination will not affect any obligations arising prior to the expiration or termination date.
5.    Recalls; Other FDA Issues
5.1    Recalls. If the Company conducts a recall, market withdrawal or field correction of any Products (a “Recall”), the Company will conduct the Recall or designate a third party to do so and be responsible for all Recall expenses. ICS will comply with the Company’s reasonable requests in the Recall. ICS will not act to initiate a Recall without the express prior written approval of Company, unless otherwise required by applicable laws. If the Recall was not due primarily to ICS’s negligence, the Company must pay or reimburse ICS’s Recall expenses (including reasonable attorneys’ fees). If the Recall was due to ICS’s negligence, ICS must pay or reimburse the Company’s reasonable documented out-of-pocket Recall expenses (including reasonable attorneys’ fees). Each party will use commercially reasonable efforts to minimize Recall expenses. The Company will notify ICS of any proposed Recall as soon as possible and, in any event, will do so within forty-eight (48) hours of initiating a Recall.
5.2    Government Notices. Each party will provide the other with a copy of any correspondence or notices it receives from the United States Food and Drug Administration (“FDA”), the United States Drug Enforcement Administration (“DEA”) or any counterpart state agency specifically relating to Services or relating to a material violation of any kind that is related to the Company or the Product, whether such violation resulted from an act or omission by the Company or by ICS, no later than three (3) business days following such receipt. In addition, ICS will provide the Company with any notice relating to Products promptly upon its receipt. Each party will also provide the other with concurrent copies of any responses to any such correspondence or notices (e.g., such as an FDA 483 notice, warning letters, untitled regulatory letters and establishment inspection reports). Where reasonably possible, ICS will give prior notice to the Company of any scheduled FDA or DEA inspections of ICS’s facilities specifically relating to any Products, and, if reasonably possible, will afford the

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Company the opportunity to be present at such inspection and to review and contribute to any written response, to the extent permitted by law.
5.3     Drug Safety and Adverse Event Reporting. As used herein, “Adverse Event” and “Serious Adverse Event” means any “Adverse Drug Experience” and “Serious Adverse Drug Experience”, respectively, each as defined in 21 C.F.R. § 310.305 and/or 21 C.F.R. §IC 314.80 (as applicable) and/or replacements thereto. ICS will notify Company of all complaints, Adverse Events, or other medical inquiries related to the Product within twenty-four (24) hours . Complaints, Adverse Events, Serious Adverse Events, or other medical inquires should be reported via telephone to 855-793-9727 or such other method as Company may notify ICS of from time to time. ICS shall warm transfer any calls from a customer to Company at 855-793-9727 if the customer reports information that relates, refers or pertains to: (i) an adverse or unexpected event in humans relating to the Products; (ii) a technical or other complaint relating to the Products; or (iii) any report of any other problem involving the Products (e.g., contamination, discoloration, improper labeling, adulteration, etcetera).
6.    Legal Compliance.
6.1    Compliance with Requirements of Law. During the Term, and to the extent applicable, each party will comply with all Requirements of Law, and to the extent applicable, the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the PhRMA Code on Interactions with Healthcare Professionals; the AdvaMed Code of Ethics on Interactions with Healthcare Professionals; the Health Insurance Portability and Accountability Act (“HIPAA”), as amended or otherwise modified by the Health Information and Technology for Economic and Clinical Health of 2009 (”HITECH”); the Foreign Corrupt Practices Act of 1977 (“FCPA”), the Federal Food, Drug and Cosmetic Act; the Prescription Drug Market Act of 1987, and all relevant regulations. ICS will comply with Requirements of Law related to storage, handling and distribution of Products. The Company will comply with Requirements of Law related to importation, manufacture, distribution, labeling, storage, sale and handling of Products.
6.2    Compliance with Diversion Control Programs. Without limiting the obligations under Section 6.1, each party will be independently and separately responsible for implementing, complying with and adhering to any diversion control program and/or prescription drug order monitoring program applicable under any Requirements of Law. ICS will not be liable to the Company if ICS determines, in its sole discretion, to restrict, prevent, and/or reject a Customer or potential Customer’s orders of controlled substances or listed chemicals as a result of any findings of ICS’s diversion control program and/or order monitoring program.
6.3    OFCCP/EO Compliance.  ICS is an equal opportunity employer and federal contractor or subcontractor.  Accordingly, the parties will comply with all applicable requirements of 41 CFR 60-1.4(a), 41 CFR 60-300.5(a) and 41 CFR 60-741.5(a), which are incorporated by reference and prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity, or national origin.  These regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability.  The parties will also comply with all applicable requirements of Executive Order 13496 (29 CFR Part 471, Appendix A to Subpart A), relating to the notice of employee rights under federal labor laws.
6.4    Export Certifications. If ICS is permitted or requested under this Agreement to export Products, the Company will complete and provide to ICS the Commodity Export Classification Schedule in substantially the form attached as Schedule E. The Company represents and warrants to ICS that the information provided on the Schedule is and will be true and accurate, and agrees to immediately deliver an updated Schedule to ICS with any change in classification relating to Products. The Company acknowledges that ICS will rely on the Schedule in preparing all required export documentation required by applicable law, including the International Traffic in Arms Regulations, the Export Administration Regulations and the Foreign Trade Statistics Regulations.
6.5 DQSA Compliance. If any Products are subject to the requirements of the Drug Supply Chain Security Act, then, in accordance with the requirements of such act, Company will comply with each applicable subsection of FDCA Sec. 581(27)(A) – (G). ICS may indicate Company’s compliance with this Section 6.5 on packing slips or in other communications to Company’s customers.

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6.6    [Omitted]
6.7    Suspension, Exclusion and Debarment. ICS represents and warrants that ICS, and any ICS personnel performing services under this Agreement, including subcontractors as applicable, is not and has not been: excluded from participation in, or otherwise ineligible to participate in, a “Federal Health Care Program” (as defined in 42 U.S.C. § 1320a-7b(f)) or in any other government payment program; listed on the General Services Administration’s List of Parties Excluded from Federal Procurement and Nonprocurement Programs or DHHS/OIG List of Excluded Individuals/Entities; or debarred under the Generic Drug Enforcement Act of 1992 (the “GDE Act”) (21 U.S.C. § 335(a) and (b)). ICS has not received notice that it is the subject of an investigation by any government agency that could lead to ICS being suspended, debarred, excluded or subject to disciplinary action. If ICS is suspended, debarred, or excluded during the Term of this Agreement, ICS agrees to promptly notify Company, and Company, upon written notice to ICS, may terminate this Agreement.
6.8    Personal Data. To the extent ICS gains access to “Personal Data,” (defined below”) in connection with this Agreement, ICS agrees to comply with all applicable privacy and data security laws, rules and regulations in those respective jurisdictions where ICS provides Services and/or collects, uses, discloses or otherwise processes Personal Data pursuant to this Agreement. “Personal Data” shall mean any information which is related to, identifies or is capable of identifying a living or deceased individual, including, without limitation, (i) an individual’s name, address, phone number, e-mail address, Social Security number or other country identifier, patient ID or other unique identifier, device ID, driver’s license number, bank account information, or credit card information; (ii) all information, data and materials, including without limitation, demographic, medical and financial information, that relate to (iii) the past, present, or future physical or mental health or condition of an individual; (ix) the provision of health care to an individual; or (x) the past, present, or future payment for the provision of health care to an individual; and all other information defined as personal data by all applicable laws in any relevant jurisdiction governing privacy, data security and the processing of Personal Data (“Applicable Data Protection Regulations”). For purposes of this Agreement, Applicable Data Protection Regulations shall include, but are not limited to, any law related to the transmission or communication of Personal Data via mail, telephone, computer, wireless technology, facsimile, or other such means. ICS may only use Personal Data it receives, collects, or has access to from Company to provide the Services to Company. ICS shall not retain, use, sell, rent, license, make available or otherwise disclose Company Personal Data to a Third Party for any other purpose, or for its own purposes. ICS represents, warrants, and certifies, as required under Applicable Data Protection Laws, that it understands, agrees and will comply with the above restrictions, to the extent applicable, on the use of Company’s Personal Data.
6.9    Data Security. To the extent Personal Data is collected, stored or otherwise maintained by ICS pursuant to this Agreement, it shall be maintained in a secure environment that meets industry standards for information security and privacy. In the event of a breach of security of any system, website, database, equipment or storage medium or facility controlled by ICS or ICS’s contractor or vendor that results in unauthorized access to Personal Data by any Third Party (including any employee or subcontractor of ICS that is not authorized to access such information) (“Security Breach”), ICS shall promptly notify Company , take all reasonable steps to mitigate the effect of such Security Breach and to prevent any similar reoccurrence, and shall cooperate with Company in the investigation and any resulting litigation and/or regulatory action.
7.    Representations and Warranties
7.1    By the Company – In General. The Company represents and warrants to ICS that (a) the Company has authority to enter into and perform this Agreement without restriction and this Agreement is a valid and binding obligation of the Company; (b) the execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate actions of the Company; (c) the Company has and will maintain, in full force and effect, all licenses and permits required under applicable law for the Company to sell and distribute Products under this Agreement; and (d) as of the Program Launch Date, there is no proceeding or investigation pending or threatened that questions validity of this Agreement, marketing authorizations related to Products or actions under this Agreement.
7.2    By the Company – Products. The Company represents and warrants to ICS that, on and after the Program Launch Date, (a) the Products, or any part thereof, have not been materially adversely affected in any way as a result of any legislative or regulatory change, revocation of the right to

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manufacture, distribute, handle, store, sell or market them or the Company’s breach of this Agreement; (b) no approvals, consents, orders or authorizations of or designation, registration, declaration or filing with any nation, government, state or other political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (“Governmental Authority”) are required for Company’s performance of its obligations under this Agreement, other than any approvals already obtained; (c) all Products have been approved by each applicable Governmental Authority for commercial sale and shipment within the United States; (d) none of the Products is subject to any Risk Evaluation and Mitigation Strategy or similar drug safety program mandated by FDA or other Governmental Authority, and (e) the Company either (i) owns or holds the duly approved or cleared Premarket Approval Application, 510(k) Premarket Notification, or De Novo Petition, as applicable, or is otherwise considered the manufacturer and specifications developer of the Products and is solely responsible for ensuring the compliance with Requirements of Law and Biologics License Application (as such term is used in the Public Health Service Act, Title 21, United States Code), or the duly approved New Drug Application or Abbreviated New Drug Application] for each of the Products (as such terms are used in the Federal Food, Drug and Cosmetic Act, Title 21, United States Code), or (ii) is otherwise considered the “manufacturer” of all Products under the Drug Quality and Security Act.
    There may be additional representations and warranties made by the Company in the Exhibits to this Agreement.
7.3    By ICS. ICS represents and warrants to the Company that (a) ICS has authority to enter into and perform this Agreement without restriction and this Agreement is a valid and binding obligation of ICS; (b) the execution, delivery and performance of this Agreement by ICS has been duly authorized by all necessary corporate actions of ICS; (c) ICS has and will maintain in full force and effect, all licenses and permits required under applicable law for ICS to perform the Services under this Agreement; (d) there is no proceeding or investigation pending or threatened that questions validity of this Agreement, ICS’s licenses to warehouse and distribute pharmaceuticals, or any actions pursuant to this Agreement; (e) it shall perform the Services with care, skill and diligence, and in accordance with this Agreement, any SOW, applicable industry standards (but in no event less than reasonable standard of care), (f) each of its employees, agents, subcontractors, or personnel assigned to the perform the Services is fully authorized to perform the Services and shall have the proper skill and training so as to be able to perform the Services in a competent, workmanlike and professional manner, (g) it will keep and maintain the security and integrity of the Products in accordance with standards no lower than those set forth in ICS’s internal operating procedures and policies, and (h) no approval of or filing with any Governmental Authority (within the United States) is required to perform Services, other than any approvals already obtained.
7.4    Notice of Changes. The Company and ICS must give prompt written notice to the other if it becomes aware during the Term of any action or development that would cause any warranty in this Section to become untrue.
8.    Trademarks/Data. Neither party may use the other party’s name, trademarks, service marks, logos, other similar marks, other intellectual property, or other data or information in any manner without its prior written approval, except to perform its obligations under this Agreement. Data and information that belong to the Company (the “Company Data”) will be any data and information related to Products (including sales information), except “ICS Data.” ICS Data is data and information that is not specific to Products or the Company and was developed by ICS relating to its processes, reports and Services provided to the Company under this Agreement and does not include, incorporate, refer to or rely upon Company’s intellectual property or Confidential Information. ICS Data, including information and data relating to any of ICS’s customers and their profiles, belongs to ICS. As more specifically described in the Exhibits to this Agreement and the Statement of Work, ICS shall make certain Company Data available to the Company on a web portal. The Company Data shall remain available for download by the Company for a period of sixty (60) days following expiration or termination of this Agreement.
9.    Confidentiality
9.1    Agreement. The confidentiality and non-disclosure provisions set forth on Schedule D are hereby incorporated by reference. The parties will abide by its provisions during the Term and for three years thereafter. Information disclosed under this Agreement and the terms and conditions of this Agreement (including all attachments) are deemed “Confidential Information” under the Confidentiality Agreement.

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9.2    Termination. Upon expiration or termination of this Agreement for any reason each party will promptly: (a) return to the other party all documents and other material containing Confidential Information (as defined in the Confidentiality Agreement), including copies, other than those which a party is reasonably required to maintain for legal, tax or valid business purposes; or (b) certify to the other party that it has destroyed all such documentation and other materials. The obligation to destroy or return does not apply to Confidential Information that is stored on back-up tapes and similar media that are not readily accessible to the party.
10.    Remedies
10.1    Generally. Rights and remedies under this Agreement are cumulative and in addition to any other available rights or remedies under any agreement, at law or in equity.
10.2    Breach by the Company. The Company acknowledges the difficulty (if not the impossibility) of ascertaining the amount of damages that would be suffered by ICS if ICS terminates this Agreement following a breach by the Company. In such event, as compensation and not as a penalty, the Company must pay ICS the sum of $[**] per month (the “ETF”), commencing on the giving of a Termination Notice by ICS to Company, for the duration of an agreed upon transition period (including any extension). If applicable, the ETF will be pro-rata for the month in which the Termination Notice is provided to Company. The ETF is in addition to any other claims or amounts owed by the Company to ICS under this Agreement, including fees for Services performed and costs incurred before the effective date of termination and indemnification obligations under this Agreement and the Continuing Guaranty and Indemnification Agreement described in Section 11
10.3     Breach by ICS.  ICS acknowledges the difficulty (if not the impossibility) of ascertaining the amount of damages that would be suffered by Company if Company terminates this Agreement following a breach by ICS.  In such event, as compensation and not as a penalty, ICS must pay the Company an amount equal to the ETF, commencing on the giving of a Termination Notice by Company to ICS,  for the duration of an agreed upon transition period (including any extension).  If applicable, the ETF will be pro-rata for the month in which the Termination Notice is provided to Company. The ETF is in addition to any other claims or amounts owed by ICS under this Agreement, including Indemnification obligations under this Agreement; provided, however, that in the event of a Quarantine Incident (defined below), Company’s damages shall be limited to those damages set forth in Section 10.4.2(a) of this Agreement.
10.4     Limitations. Except for each party’s obligations with respect to confidentiality under Section 9, indemnification under Section 12 and intellectual property under section 13:
10.4.1     NO PARTY WILL BE LIABLE TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR OTHER SIMILAR DAMAGES ARISING OUT OF OR IN CONNECTION WITH A BREACH OF THIS AGREEMENT, EXCEPT FOR ANY LIABILITY UNDER SECTION 10.2 ;
10.4.2    The Company understands and agrees that it holds title and risk of loss to the Products stored at the ICS facility located at 420 International Blvd., Suite 500, Brooks, KY 40109, 1195 Trademark Drive, Suite 102B, Reno, NV 89521, 6450 LaSalle Drive, Suite D, Lockbourne, OH 43137, or any other ICS facility agreed to by the parties (an “ICS Facility”) under this Agreement, and that ICS will not be liable for damage or loss to Products while at an ICS Facility, other than for liability for third party claims subject to indemnification under Section 12.2, except that:
(a)    If damage or loss to Products while at the ICS Facility is caused by ICS’s breach of this Agreement, ICS will be liable for the cost of Products damaged or lost up to aggregate amount of $[**] during the Term of this Agreement (including any extensions), with a maximum amount of $[**] per year (the “Liability Cap”); provided, however, that there will be no Liability Cap related to an incident involving the shipment of quarantine Products by ICS (a “Quarantine Incident”);

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(b)    If damage or loss to Products while at the ICS Facility is caused by ICS’s gross negligence or willful act or omission, then no limitation will apply other than those in Section 10.4.1;
(c)    For purposes of clarity, the cost of Products will be based on the Company’s cost of manufacturing or acquiring Products, not their selling cost; and
(d)     Company must provide written notice to ICS of any claim for damage or loss to Products under this Section 10.4.2 within one year after the date upon which Company becomes aware of the event giving rise to such claim, or the claim will be waived. This written notice must include, at a minimum, (i) a detailed description of the basis of the claim and (ii) a reasonable estimate of the amount of the claim, calculated as provided under Section 10.4.2(c).
10.5    Responsibility. The Company is responsible for ensuring that it has appropriate insurance in place to protect itself from potential damage or loss to its Products. The insurance required under Section 14 is a minimum only, and ICS does not represent or warrant that these coverages are sufficient for the Company’s needs.
11.    Continuing Guaranty.
Contemporaneously with the execution of this Agreement, the Company will execute and deliver to ICS the Continuing Guaranty and Indemnification Agreement (the “Continuing Guaranty”) in substantially the form attached hereto as Exhibit A.
The representations, warranties and indemnification provisions contained in the Continuing Guaranty are in addition to those contained in this Agreement. The Company acknowledges that Products distributed by ICS under this Agreement are covered by the Continuing Guaranty.
12.    Indemnification
12.1    By the Company. The Company will defend, indemnify and hold harmless ICS and its subsidiaries, parents, affiliated companies, officers, directors, employees, independent contractors, representatives, shareholders, trustees and agents (“Related Parties”) from and against all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees (collectively, “Claims”) brought by third parties or the Company’s employees caused by or arising from any (a) act or omission of the Company or its Related Parties, (b) failure of the Company to perform its obligations or to comply with Requirements of Law, (c) breach of any warranty made by the Company in this Agreement (d) claims of patent, trademark, copyright or other infringement related to Products, (e) storage, handling, use, non-use, demonstration, consumption, ingestion, digestion, manufacture, production and assembly of Products and their transportation to ICS, or (f) Taxes imposed against ICS or its Related Parties; except the Company will have no obligations under this Section 12.1 for any Claims to the extent caused by any negligent act or omission of ICS or its Related Parties.
    There may be additional indemnification obligations owed by the Company in the Exhibits to this Agreement.
12.2    By ICS. ICS will defend, indemnify and hold harmless the Company and its Related Parties from and against all Claims brought by third parties or ICS’s employees against the Company or its Related Parties caused by or arising from any (a) negligent act or omission of ICS or its Related Parties, (b) failure of ICS to perform its obligations or to comply with Requirements of Law, (c) breach of any warranty made by ICS in this Agreement, or (d) making by ICS of representations or warranties with respect to Products to the extent not authorized by the Company; except that ICS will have no obligations under this Section 12.2 for any Claims to the extent caused by any negligent act or omission of the Company or its Related Parties.
12.3    Procedures. The obligations and liabilities of the parties with respect to Claims subject to indemnification under this Section 12 (“Indemnified Claims”) are subject to the following terms and conditions:
12.3.1    Any natural person or entity (a “Person”) claiming a right to indemnification hereunder (“Indemnified Person”) must give prompt written notice to the indemnifying party (“Indemnifying Person”) of any Indemnified Claim, stating its nature, basis and amount, to the

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extent known. Each such notice must be accompanied by copies of all relevant documentation, including any summons, complaint or other pleading that may have been served or any written demand or other document.
12.3.2    With respect to any Indemnified Claim: (a) the Indemnifying Person will defend or settle the Indemnified Claim, subject to provisions of this subsection, (b) the Indemnified Person will, at the Indemnifying Person’s sole cost and expense, cooperate in the defense by providing access to witnesses and evidence available to it, (c) the Indemnified Person will have the right to participate in any defense at its own cost and expense to the extent that, in its judgment, the Indemnified Person may otherwise be prejudiced thereby, (d) the Indemnified Person will not settle, offer to settle or admit liability in any Indemnified Claim without the written consent of an officer of the Indemnifying Person, and (e) the Indemnifying Person will not settle, offer to settle or admit liability as to any Indemnified Claim in which it controls the defense if such settlement, offer or admission contains any admission of fault or guilt on the part of the Indemnified Person, or would impose any liability or other restriction or encumbrance on the Indemnified Person, without the written consent of an officer of the Indemnified Person.
12.3.3    Each party will cooperate with, and comply with all reasonable requests of, each other party and act in a reasonable and good faith manner to minimize the scope of any Indemnified Claim.
13.    Intellectual Property. All concepts, inventions, ideas, patent rights, data, trademarks, and copyrights that are related to Products will remain exclusive property of the Company, except those not specific to, and do not otherwise incorporate, refer to, or rely upon Products and that relate to the general processes, reports and services developed by ICS and provided to the Company. Any concepts, inventions, ideas, patent rights, data, trademarks, and copyrights that are developed by ICS that are not specific to Products or that relate to the processes, reports and services developed by ICS will remain the exclusive property of ICS.
14.    Insurance
14.1    By the Company. The Company will maintain and perform its obligations with respect to insurance set forth in the Continuing Guaranty.
14.2    By ICS. During the Term, ICS must maintain the following insurance:
14.2.1    Workers’ Compensation. Workers’ compensation statutory coverage as required by law in states where Services are performed;
14.2.2    Employer’s Liability. Employer’s liability insurance with a limit of $[**] for bodily injury by accident per person, $[**] for bodily injury by accident, all persons and $[**] bodily injury by disease policy limit;
14.2.3    General Liability. Commercial general liability insurance, including personal injury blanket contractual liability and broad form property damage, with a $[**] combined single limit;
14.2.4    Umbrella Liability. Umbrella liability insurance in the amount of $[**] per occurrence and aggregate;
14.2.5    Property Insurance. Property insurance covering the business property of ICS and others while at any unnamed location in the amount of $[**] ; and
ICS is not obligated to insure Products against any loss or damage to Products arising from the shipment or storage of Products at the ICS Facility.
14.3    Self-Insurance. The insurance required by Section 14 may be made up through a combination of self-insured retention and traditional insurance.
14.4    Source of Recovery. Except to the extent that ICS is liable for Product damage or loss under Section 10.3.2, the Company must look for recovery in respect of any such loss or damage solely to the casualty and theft or loss insurance provided by the Company in accordance with Section 14.1 of this Agreement.

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14.5    Notice and Proof of Insurance. Throughout the Term, ICS will (a) provide prompt written notice to the Company in the event ICS becomes aware or is notified that the insurance described in Section 14.2 will be materially adversely modified or cancelled and (b) provide the Company with proof of such insurance.
15.    Recordkeeping; Audits. ICS shall, at all times during the term of this Agreement, and for a period of seven (7) years thereafter, or longer as required by applicable law, maintain accurate and complete records and accounts pertaining to the performance of the Services. Upon reasonable prior written notice (not less than thirty (30) days) Company may, at its own expense, audit relevant records and inspect facilities during normal business hours for the purpose of confirming compliance with this Agreement. Audits shall not be conducted more than once in any twelve (12) month period and shall be limited to a review of the prior twelve (12) months from the start of the audit. Notwithstanding the foregoing, Company shall have the right to conduct audits more than once per calendar year upon reasonable prior written notice of not less than seven (7) days: (i) if Company reasonably believes that a violation of this Agreement has occurred, (y) to confirm resolution of adverse findings from a prior audit, and/or (z) in the event that an audit is related to quality standards. For purposes of conducting audits Company may designate a third party to act as its auditor, subject to the consent of ICS, which shall not be unreasonably withheld, provided that ICS, Company and the auditor execute ICS’ standard non-disclosure form prior to any audit. All audits will be limited in time and scope and will minimize disruptions to ICS’s regular business operations.
16.    Force Majeure. If the performance of any part of this Agreement by any party will be affected for any length of time by fire or other casualty, government restrictions, war, terrorism, riots, strikes or labor disputes, lock out, transportation delays, electronic disruptions, internet, telecommunication or electrical system failures or interruptions, pandemics or epidemics, and acts of God, or any other cause which is beyond control of a party (financial inability excepted), such party will not be responsible for delay or failure of performance of this Agreement for such length of time, except that (a) the affected party will cooperate with and comply with all reasonable requests of the non-affected party to facilitate Services to the extent possible, and (b) the obligation of one party to pay amounts due to any other party will not be subject to the provisions of this Section. If either party is affected by any event of force majeure, it shall promptly notify the other party of the occurrence and, if known, the duration thereof. If the event is expected to or does prevent the other party’s' performance hereunder for thirty (30) days or more, Company shall have the right to terminate this Agreement without further liability, except payment for Services performed through the date of termination and costs for any transition services.
17.    Miscellaneous Provisions
17.1    Business Reviews. ICS and Company will engage in regularly scheduled business reviews. ICS and Company will also commit to one executive level review on an annual basis to align strategic objectives.
17.2    Notices. Any notice, request or other document to be given hereunder to a party is effective when received and must be given in writing and delivered in person or sent by overnight courier or registered or certified mail, return receipt requested, as follows:

If to ICS:        Integrated Commercialization Solutions, LLC
5025 Plano Parkway
Carrollton, Texas 75010

With a copy to:

AmerisourceBergen Corporation
Attn: General Counsel
    1 West First Avenue
                Conshohocken, PA 19428

    If to the Company:    Pacira Pharmaceuticals, Inc.
                5 Sylvan Way
                Parsippany, NJ 07054
                Attn: General Counsel
                CC: Chief Financial Officer

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17.3    Other Rights. No waiver of any breach of any one or more of the conditions or covenants of this Agreement by a party will be deemed to imply or constitute a waiver of a breach of the same condition or covenant in the future, or a waiver of a breach of any other condition or covenant of this Agreement.
17.4    Severability. If any provision or the scope of any provision of this Agreement is found to be unenforceable or too broad by judicial decree, the parties agree that the provisions will be curtailed only to the extent necessary to conform to law to permit enforcement of this Agreement to its full extent.
17.5    Entire Agreement; No Reliance. Each of the parties agrees and acknowledges that this Agreement, including the attachments referred to in this Agreement, (a) constitutes the entire agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter of this Agreement, and (b) is not intended to confer any rights or remedies, or impose any obligations, on any person other than the parties. Each of the parties expressly agrees and acknowledges that, other than those statements expressly set forth in this Agreement, it is not relying on any statement, whether oral or written, of any person or entity with respect to its entry into this Agreement or to the consummation of the transactions contemplated by this Agreement, and each of the parties further waives any claim against the other party that the other party has failed to disclose any fact, occurrence or other matter that relates in any way to its entry into this Agreement.
17.6    Priority. If the language in this Agreement conflicts with the language in the Statement of Work, quality agreement, or other similar document between the parties, then the language in this Agreement controls, except as the parties may otherwise expressly agree in such Statement of Work, quality agreement, or similar document.
17.7    Amendments and Modifications. This Agreement may be modified only by a written amendment signed by both parties.
17.8    Assignment. This Agreement may not be assigned by either party without the prior written consent of the other, which will not be unreasonably withheld, and any attempted assignment will be without effect. In the event this Agreement is assigned by Company, the assignee will be required to execute the standard form AmerisourceBergen Continuing Guaranty and Indemnification Agreement prior to the assignment. The Company shall continue to remain liable under the Continuing Guaranty executed by it and attached hereto as Exhibit A. This Agreement will be binding on and will benefit any and all successors, trustees, permitted assigns and other successors in interest of the parties.
17.9    Applicable Law. This Agreement will be construed and enforced in accordance with the laws of the State of Delaware (excluding the choice of law provisions thereof).
17.10    Publicity. Neither party has the right to issue a press release, statement or publication regarding the terms and conditions of or the existence of this Agreement without the prior written consent of the other party.
17.11    Joint Preparation. Each party to this Agreement (a) has participated in the preparation of this Agreement, (b) has read and understands this Agreement, and (c) has been represented by counsel of its own choice in the negotiation and preparation of this Agreement. Each party represents that this Agreement is executed voluntarily and should not be construed against a party solely because it drafted all or a portion of this Agreement.
17.12    Counterparts. This Agreement may be executed in multiple counterparts, each of which is considered an original and all of which together constitutes one and the same instrument. Facsimile execution and delivery of this Agreement are legal, valid and binding execution and delivery for all purposes.
17.13    Independent Contractor. ICS’s relationship with Company hereunder shall be that of an independent contractor, and neither Party shall be considered the agent, partner or employee of or participant in a joint venture with the other Party, in its performance of all duties under this Agreement

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The parties execute this Agreement as of the Effective Date.

PACIRA PHARMACEUTICALS, INC.		INTEGRATED COMMERCIALIZATION SOLUTIONS, LLC
By:	/s/ MONVAN HU	By:	/s/ JOE MACIAS
Name:	Monvan Hu	Name:	Joe Macias
Title:	Associate General Counsel	Title:	VP, Client Relations

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LIST OF SCHEDULES AND EXHIBITS
Schedules:
Schedule A                List of Existing Company Products
Schedule B                ICS Summary of Fees
Schedule C                Example of Price Adjustment Calculation
Schedule D        Confidentiality Provisions
Exhibits:
Exhibit A        Continuing Guaranty and Indemnification Agreement
Exhibit B        Customer Services
Exhibit C        Warehousing and Inventory Program Services
Exhibit D        Distribution Services
Exhibit E        Warehousing and Distribution of Sample and Demo Products
Exhibit F        Contract Administration and Chargeback Processing
Exhibit G        Accounts Receivable Management and Cash Applications
Exhibit H        Financial Management Services
Exhibit I        IT Services
Exhibit J        Tax Services

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SCHEDULE A
LIST OF PRODUCTS

Cost Center 1162

Product Code	NDC#	Description
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

Cost Center 1406

Product Code	NDC#	Description
[**]	[**]	[**]
[**]	[**]	[**]

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Cost Center 1601

Product Code	NDC#	Description
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

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SCHEDULE B
SUMMARY OF FEES
EXPAREL®
Assumptions
•Standard operating procedures will be followed for all processes. If any custom work instructions are required, the fees listed may be impacted

Fee	Amount	Description
3PL Services
Development and Implementation	$0 One-time
•Training of staff
•ERP system set up—EXPAREL cost center
•Project management time for implementation
•Data interface design and testing **Should data file transfer custom development be required, additional fees will apply at the per hour rate
•Pacira Pharmaceuticals, Inc. (“Pacira”)-specific telecommunications set up
•Creation of a Pacira -specific DataMart and RealTime Web Portal
•Account set up

Monthly Management Fee
Customer Service Warehouse & Distribution Returns Management Finance Information Technology & Reporting Chargeback Management Warehouse & Distribution (Reno)	$[**]/month $[**]
•Address customer inquiries as Pacira Pharmaceuticals, Inc.
•Manage Customer Relationship
•License Verification
•Order Processing
•Returns
•Product Inquiries
•Inventory pick, pack and ship from ICS distribution center
•Pacira Biosciences-Branded Packing Slips
•Daily Cycle Counts
•One Physical Inventory Count per annum
•Inventory Management
•Invoicing as Pacira Pharmaceuticals, Inc.
•Establish Credit Limits
•Process Returns
•Call Triage
•Accounts Receivable Management
•Collections
•Debit memo processing
•Reconciliation reporting

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Fee	Amount	Description

•Chargeback processing and System Maintenance
•Maintenance of Pacira specific DataMart and web reporting tool
•Maintenance of Business Objects for web reporting
•Future upgrades to ICS’ software
•Includes two licenses to Business Objects reporting tool

Sample Monthly Management Fee	$[**]/month	Management of EXPAREL and Iovera samples program and PDMA requirements.
Sunday Shipments	$[**]/month	Fee to ship EXPAREL orders Sunday for Monday delivery.
Customer Service Fees
Order Processing Fee	$[**]/order manual $[**]/order EDI
Order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for said Order.
Electronic orders are those that are imported into the system automatically without manual intervention from customer service.

Customer Setup Fee	$[**]/account	Assessed for every new account setup completed for an authorized Pacira Biosciences customer. This includes license receipt and verification after initial launch setup.
Account Maintenance/ License Updates	$[**]/account	Fee to perform any type of account update or to update license on account.
Drop Shipment Surcharge	$[**]/order
Assessed in addition to Per Order fees outlined above, when drop shipments are requested. Drop Shipments are defined as shipments that are shipped directly to an end customer of the wholesaler, and invoiced directly to the wholesaler.

AOC Process Fee-Sample Orders	$[**]/order	1 to 3 attempts will be made by Customer Service to retrieve completed AOC. AOCs will be stored electronically, as well as date of attempts.
Allocation Fee	$[**]/week
Order allocations encompass any inbound orders to ICS that needs to have original conditions revised and/or altered (i.e. manual intervention) as opposed to allowing the order to automatically flow through the order process system. An example of an allocation would be a backorder situation.

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Rush Order	$[**]/order	Orders that are received and processed between 4:00 p.m. and 5:00 p.m. ET, at the request of the Pacira Biosciences.
Emergency Order	$[**]/order
Emergency shipments are defined as any order received outside of scheduled working hours (currently M-F 8:00 a.m. to 5:00 p.m. ET) requiring ICS staff to return to the ICS facility to process the order within the same day.

Fee	Amount	Description
International Order	$[**]/order	Fee applied in addition to any order processing fees.
Warehouse & Distribution Fees
Product Storage		Monthly fee for controlled temperature pallet storage.
Ambient	$[**]/pallet
Refrigerated	$[**]/pallet
[**] pallets/month
$[**]/pallet
[**]pallets per month
$[**]/pallet
[**] pallets per month
Frozen	$[**]/pallet

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Order Processing Fees Ambient	$[**]/order + $[**]/unit picked $[**]/order $[**]/order $[**]/order $[**]/order $[**]/order + $[**]/unit pick $[**]/unit pick $[**]/unit pick $[**]/unit pick $[**]/unit pick
Order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for said Order.

Line is defined as each SKU or product line picked on the order
Refrigerated Orders (Sample Commercial)		Unit is defined as each unit of measure picked on the order.
1-2,000 orders
2,001-4,000 orders
4,001-6,000 orders
6,001-8,000 orders
8,001+ orders
1-5,000 cartons
5,001-10,000 cartons
10,001-15,000 cartons
15,001-20,000 cartons
20,001+ cartons
Receiving Fee	$[**]/pallet	Fee assessed for each pallet received into the warehouse.

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Fee	Amount	Description
Bulk Shipments	$[**]/pallet	Fee for LTL shipments; replaces smaller shipper fees.
Down Stack/Re-Stack Fee	$[**]/pallet	Fee assessed for inbound shipments requiring this service.
Packing Supplies	[**] + [**]%	Any packing materials that ICS must provide for Pacira to ship Commercial and Non- Commercial Products.
Freight	[**] + [**]%	ICS will share AmerisourceBergen Corporation (ABC) discounted rates with Pacira with a pass- through mark-up.
Finance
Accounts Receivable Monthly Close Fee	$[**]/month	This fee applies for a 1-day close.
Invoice Processing	$[**]/invoice	Fee for sending invoice (electronic or paper) to customer, collection efforts and cash posting.
Credit Verification Reports	$[**]/report	Any Pacira requested credit report. Experian typically tracks information for individual customers such as physicians.
Returns Management
RGA Initiation	$[**]/RGA $[**]/RGA line created	RGA: Returned Goods Authorization. Fee for processing return request from customer and sending the customer an RGA.
Return Processing	$[**]/RGA unit returned	Receipt of physical return at the distribution center. Fee includes itemizing contents of the return
Partial Return Processing	$[**]/unit	Fee applied in addition to Return Processing fee for handling and counting partial containers.
Returns Storage	$[**]/pallet (ambient)	Monthly fee for controlled room temperature pallet storage.
Contract and Chargeback Management
Chargeback Processing – Manual	$[**]/line
Each SKU is considered a line. If customers cannot send information electronically, they will mail information for manual processing. ICS and Customer must have copies of contracts in order to process chargebacks without manual intervention.

Chargeback Processing – Electronic	$[**]/line	Each SKU is considered a line. Customers will typically send chargebacks electronically according to HDA standards.
Membership Additions	$[**]/member	Fee to add members to an account.

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Fee	Amount	Description
Contract Setup	$[**]/new contract	Fee to add new contract to Pacira account.
Contract Updates	$[**]/contract update	Fee assessed any time an account requires a change or update to an existing contract.
Information Technology and Reporting (Optional Fees)
Data Reporting Package

*This is an optional reporting add-on package to supplement our standard reporting that is provided in the monthly management fee. This Data Reporting Package rivals larger data aggregators and allows ICS as a 3PL to provide additional analytics based off of the 852 and 867 reports.
$[**]/month
•852/867 Service Support set up
•852 Dashboard with product inventory and sales level data allowing you view sales by month and year as well as easily see available quantities
•867 Snapshot Dashboard with resale data allowing you to gain inventory visibility fast—view product penetration by location, by buyer or by product. You can also drill down by territory and see in-channel sales and gain market insights
•Sales Dashboard to help you understand sales trends and allow you to quickly single out data you want to see
•Sales/Inventory Maps allow you to see exactly where your product is delivered and quickly zoom into specific regions for additional analysis
•Quickly view sales information on your “Top 10 customers”
•Multiple filtering options allowing you to customize your view into sales and inventory
•“Dashboard Snapshots” allow you to quickly retrieve saved dashboards

852/867 Report Translation

*Optional report that does not provide analytics, but allows ICS to receive 852/867 EDI feeds on behalf of Pacira Biosciences. ICS will clean the report and post it to our DataMart for viewing and extract by Pacira Biosciences.
	$[**]/month	Maintenance and mapping of the 852 and 867 reporting—Translation Report ONLY.

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Custom Reports	$[**]/hour	Fee for reports created that are not part of the standard reports provided by ICS. Hourly report creation fees assessed for initial report creation but not thereafter for running the same report.
Custom Development Services	$[**]/hour	Fee for customized processes developed at the request of Pacira. Hourly fees will be assessed and approved by Pacira before development work is to begin.

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Fee	Amount	Description
Custom Report Management Fee	$[**]/month per report	Fee assessed to manage custom reports.
Custom Extract Management Fee	$[**]/month per extract	Fee assessed to manage custom extracts.
Custom File Export Implementation Fee	$[**]/per report (one-time)	Standard implementation fee—one time implementation charge for each extract.
Additional Fees
Product Destruction	[**] + [**]%	Destruction of product per Pacira request and instruction.
FedEx/UPS/Postage Expenses	[**]+[**]%	Freight expenses for shipments of documents or any other shipments related to daily operations on behalf of Pacira.
Telecom Expenses	[**]+[**]%	Telecom charges incurred which are related to daily operations on behalf of Pacira.
Pre-Approved Assessorial Labor Charge - Warehouse	$[**]/hour
This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Pacira must provide prior approval before assessorial labor takes place.

Pre-Approved Assessorial Labor Charge – Office Staff	$[**]/hour
This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Pacira must provide prior approval before assessorial labor takes place.

Pre-Approved Assessorial Labor Charge – QC, Management	$[**]/hour
This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Pacira must provide prior approval before assessorial labor takes place.

ICS Travel	Expenses plus employee time	This is for Pacira requested travel. Pacira must provide prior approval before travel takes place.
DSCSA Fees

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Implementation/Onboarding Fee	*already paid for EXPAREL
•Standard Implementation/Onboarding activity will be defined in the DSCSA Onboarding Statement of Work. Additional fees may be added for custom data feeds/reporting
•Implementation includes Planning, Development, Integration, and testing activity for: Inbound EPCIS Data Receipt, Inbound Product Receipt and validation, and integration (if needed) with 3rd party serialization providers

DSCSA Monthly Management Fee	$[**]/mo. for first [**] trading partners. $[**]/mo. each additional trading partner
•Manage Trading Partner accounts and all corresponding ship to entities
•Manage and maintain EPCIS data feeds for aggregation, commissioning, shipment, and destruction events
•Reporting on inbound shipment and outbound shipment activity
•Exception Handling fees apply for management of data delivery errors from 3rd party serialization providers

DSCSA Data Fees (Pallet and Case)	$[**] for each inbound scan and outbound pick	•Inbound Receipt Data Validation and Verification (SSCC18 Scanning and Inference) •Manufacturer Data Storage as Required by DSCSA •Serial Number Verification for Pallet and

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Fee	Amount	Description
Case Level Shipments (SSCC18 Scanning and Inference •Outbound Aggregation (as needed) to comply with wholesaler/supply chain requirements
DSCSA Data Fees (Smallest Salable Unit)	$[**]for each inbound scan and outbound pick
•Inbound Receipt Data Validation and Verification (GS128 Barcode Scanning)
•Manufacturer Data Storage as Required by DSCSA
•Serial Number Verification for Pallet and Case Level Shipments (GS128 Barcode Scanning
•Outbound Aggregation (as needed) to
comply with wholesaler/supply chain requirements

Exception Handling Fee	$[**]/hr.	•Manage data and product mismatches as a result of packaging/shipment and/or data transfer errors.

SCHEDULE B-1
SUMMARY OF FEES
iovera˚®
Assumptions
•Standard operating procedures will be followed for all processes. If any custom work instructions are required, the fees listed may be impacted

Fee	Amount	Description
3PL Services
Development and Implementation	$0 One-time
•Training of staff
•ERP system set up—second cost center for Iovera
•Project management time for implementation
•Data interface design and testing **Should data file transfer custom development be required, additional fees will apply at the per hour rate
•Pacira -specific telecommunications set up—for iovera˚
•Creation of a Pacira -specific DataMart and RealTime Web Portal
•Account set up

Monthly Management Fee
Customer Service Warehouse & Distribution Returns Management Finance Information Technology & Reporting Chargeback Management Warehouse & Distribution (Reno)	$[**]/month Included in EXPAREL Monthly Management Fee
•Address customer inquiries as Pacira Pharmaceuticals, Inc.
•Manage Customer Relationship
•License Verification
•Order Processing
•Returns
•Product Inquiries
•Inventory pick, pack and ship from ICS distribution center
•Pacira Cryotech-Branded Packing Slips
•Daily Cycle Counts
•One Physical Inventory Count per annum
•Inventory Management
•Invoicing as Pacira Pharmaceuticals, Inc.
•Establish Credit Limits
•Process Returns
•Call Triage
•Accounts Receivable Management
•Collections
•Debit memo processing
•Reconciliation reporting

Fee	Amount	Description

•Chargeback processing and System Maintenance
•Maintenance of Pacira specific DataMart and web reporting tool
•Maintenance of Business Objects for web reporting
•Future upgrades to ICS’ software
•Includes two licenses to Business Objects reporting tool

Sample Monthly Management Fee	$[**]/month Included in EXPAREL MMF	Management of EXPAREL and Iovera samples program and PDMA requirements.
Customer Service Fees
Order Processing Fee	$[**]/order manual $[**]/order EDI
Order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for said Order.
Electronic orders are those that are imported into the system automatically without manual intervention from customer service.

Customer Setup Fee	$[**]/account	Assessed for every new account setup completed for an authorized Pacira customer. This includes license receipt and verification after initial launch setup.
Account Maintenance/ License Updates	$[**]/account	Fee to perform any type of account update or to update license on account.
Drop Shipment Surcharge	$[**]/order
Assessed in addition to Per Order fees outlined above, when drop shipments are requested. Drop Shipments are defined as shipments that are shipped directly to an end customer of the wholesaler, and invoiced directly to the wholesaler.

AOC Process Fee-Sample Orders	$[**]/order	1 to 3 attempts will be made by Customer Service to retrieve completed AOC. AOCs will be stored electronically, as well as date of attempts.
Allocation Fee	$[**]/week
Order allocations encompass any inbound orders to ICS that needs to have original conditions revised and/or altered (i.e. manual intervention) as opposed to allowing the order to automatically flow through the order process system. An example of an allocation would be a backorder situation.

Rush Order	$[**]/order	Orders that are received and processed between 4:00 p.m. and 5:00 p.m. ET, at the request of Iovera.
Emergency Order	$[**]/order
Emergency shipments are defined as any order received outside of scheduled working hours (currently M-F 8:00 a.m. to 5:00 p.m. ET) requiring ICS staff to return to the ICS facility to process the order within the same day.

Fee	Amount	Description
International Order	$[**]/order	Fee applied in addition to any order processing fees.
Warehouse & Distribution Fees
Product Storage		Monthly fee for controlled temperature pallet storage.
Ambient	$[**]/pallet

Order Processing Fees Ambient	$[**]/order + $[**]/unit picked
Order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for said Order.

Line is defined as each SKU or product line picked on the order
Unit is defined as each unit of measure picked on the order.

Fee	Amount	Description
Receiving Fee	$[**]/pallet $[**]/pallet	Fee assessed for each pallet of Iovera handpieces received into the warehouse. Fee assessed for each pallet of component pieces received into the warehouse.
Bulk Shipments	$[**]/pallet	Fee for LTL shipments; replaces smaller shipper fees.
Down Stack/Re-Stack Fee	$[**]/pallet	Fee assessed for inbound shipments requiring this service.
Packing Supplies	[**]+[**]%	Any packing materials that ICS must provide for the Iovera to ship Commercial and Non- Commercial Products.
Freight	[**] + [**]%	ICS will share AmerisourceBergen Corporation (ABC) discounted rates with Pacira with a pass- through mark-up.
Finance
Accounts Receivable Monthly Close Fee	$[**]/month	This fee applies for a 1-day close.
Invoice Processing	$[**]/invoice	Fee for sending invoice (electronic or paper) to customer, collection efforts and cash posting.
Credit Verification Reports	$[**]/report	Any Pacira requested credit report. Experian typically tracks information for individual customers such as physicians.

Returns Management
RGA Initiation	$[**]/RGA $[**]/RGA line created	RGA: Returned Goods Authorization. Fee for processing return request from customer and sending the customer an RGA.
Fee	Amount	Description
Return Processing	$[**]/RGA unit returned	Receipt of physical return at the distribution center. Fee includes itemizing contents of the return
Partial Return Processing	$[**]/unit	Fee applied in addition to Return Processing fee for handling and counting partial containers.
Returns Storage	$[**]/pallet (ambient)	Monthly fee for controlled room temperature pallet storage.
Return Expediting Fee	$[**]/ month	Monthly fee for expedited RGA issuance within 48 hours
Contract and Chargeback Management
Avalara Tax	$[**]/order	Fee assessed to verify tax codes.

Information Technology and Reporting (Optional Fees)
Fee	Amount	Description
Data Reporting Package

*This is an optional reporting add-on package to supplement our standard reporting that is provided in the monthly management fee. This Data Reporting Package rivals larger data aggregators and allows ICS as a 3PL to provide additional analytics based off of the 852 and 867 reports.
$[**]/month
•852/867 Service Support set up
•852 Dashboard with product inventory and sales level data allowing you view sales by month and year as well as easily see available quantities
•867 Snapshot Dashboard with resale data allowing you to gain inventory visibility fast—view product penetration by location, by buyer or by product. You can also drill down by territory and see in-channel sales and gain market insights
•Sales Dashboard to help you understand sales trends and allow you to quickly single out data you want to see
•Sales/Inventory Maps allow you to see exactly where your product is delivered and quickly zoom into specific regions for additional analysis
•Quickly view sales information on your “Top 10 customers”
•Multiple filtering options allowing you to customize your view into sales and inventory
•“Dashboard Snapshots” allow you to quickly retrieve saved dashboards

852/867 Report Translation

*Optional report that does not provide analytics, but allows ICS to receive 852/867 EDI feeds on behalf of Pacira Biosciences. ICS will clean the report and post it to our DataMart for viewing and extract by Pacira Biosciences.
	$[**]/month	Maintenance and mapping of the 852 and 867 reporting—Translation Report ONLY.
Custom Reports	$[**]/hour	Fee for reports created that are not part of the standard reports provided by ICS. Hourly report creation fees assessed for initial report creation but not thereafter for running the same report.
Custom Development Services	$[**]/hour	Fee for customized processes developed at the request of Pacira. Hourly fees will be assessed and approved by Pacira before w development work is to begin
Custom Report Management Fee	[**]/month per report	Fee assessed to manage custom reports.

Custom Extract Management Fee	$[**]/month per extract	Fee assessed to manage custom extracts.
Custom File Export Implementation Fee	$[**]/per report (one-time)	Standard implementation fee—one time implementation charge for each extract.
Additional Fees
Product Destruction	[**] + [**]%	Destruction of product per Iovera request and instruction.
FedEx/UPS/Postage Expenses	[**] +[**]%	Freight expenses for shipments of documents or any other shipments related to daily operations on behalf of Pacira.
Telecom Expenses	[**] + [**]%	Telecom charges incurred which are related to daily operations on behalf of Pacira.
Pre-Approved Assessorial Labor Charge - Warehouse	$[**]/hour
This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Pacira must provide prior approval before assessorial labor takes place.

Pre-Approved Assessorial Labor Charge – Office Staff	$[**]/hour
This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Pacira must provide prior approval before assessorial labor takes place.

Pre-Approved Assessorial Labor Charge – QC, Management	$[**]/hour
This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Pacira must provide prior approval before assessorial labor takes place.

ICS Travel	Expenses plus employee time	This is for Pacira requested travel. Pacira must provide prior approval before travel takes place.

SCHEDULE B-2
SUMMARY OF FEES
ZILRETTA ®
Assumptions
•Standard operating procedures will be followed for all processes. If any custom work instructions are required, the fees listed may be impacted

Fee	Amount	Description
3PL Services
Development and Implementation	$0 One-time
•Training of staff
•ERP system set up—third cost center for Pacira related to ZILRETTA
•Project management time for implementation
•Data interface design and testing **Should data file transfer custom development be required, additional fees will apply at the per hour rate
•Pacira -specific telecommunications set up for ZILRETTA
•Creation of a Pacira Zilretta-specific DataMart and RealTime Web Portal
•Account set up

Monthly Management Fee
Customer Service Warehouse & Distribution Returns Management Finance Information Technology & Reporting Chargeback Management	$[**]/ month
•Address customer inquiries as Pacira Pharmaceuticals, Inc.
•Manage Customer Relationship
•License Verification
•Order Processing
•Returns
•Product Inquiries
•Inventory pick, pack and ship from ICS distribution center
•Pacira Zilretta -Branded Packing Slips
•Daily Cycle Counts
•One Physical Inventory Count per annum
•Inventory Management
•Invoicing as Pacira Pharmaceuticals, Inc.
•Establish Credit Limits
•Process Returns
•Call Triage
•Accounts Receivable Management
•Collections
•Debit memo processing
•Reconciliation reporting
•Chargeback processing and System Maintenance
•Maintenance of Pacira Zilretta specific DataMart and web reporting tool
•Maintenance of Business Objects for web reporting
•Future upgrades to ICS’ software
Includes two licenses to Business Objects reporting tool

Fee	Amount	Description
Customer Service Fees
Order Processing Fee	$[**]/order manual $[**]/order EDI
Order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for said Order.
Electronic orders are those that are imported into the system automatically without manual intervention from customer service.

Customer Setup Fee	$[**]/account	Assessed for every new account setup completed for an authorized Pacira customer. This includes license receipt and verification after initial launch setup.
Account Maintenance/ License Updates	$[**]/account	Fee to perform any type of account update or to update license on account.
Drop Shipment Surcharge	$[**]/order
Assessed in addition to Per Order fees outlined above, when drop shipments are requested. Drop Shipments are defined as shipments that are shipped directly to an end customer of the wholesaler, and invoiced directly to the wholesaler.

Allocation Fee	$[**]/week
Order allocations encompass any inbound orders to ICS that needs to have original conditions revised and/or altered (i.e. manual intervention) as opposed to allowing the order to automatically flow through the order process system. An example of an allocation would be a backorder situation.

Rush Order	$[**]/order	Orders that are received and processed between 4:00 p.m. and 5:00 p.m. ET, at the request of the Pacira Biosciences.
Emergency Order	$[**]/order
Emergency shipments are defined as any order received outside of scheduled working hours (currently M-F 8:00 a.m. to 5:00 p.m. ET) requiring ICS staff to return to the ICS facility to process the order within the same day.

International Order	$[**]/order	Fee applied in addition to any order processing fees.

Fee	Amount	Description
Warehouse & Distribution Fees
Product Storage		Monthly fee for controlled temperature pallet storage.
Ambient	$[**]/pallet
Refrigerated	$[**]/pallet
[**]-[**] pallets/month
$[**]/pallet
[**]-[**] pallets per month
$[**]/pallet
[**]+ pallets per month
Frozen	$[**]/pallet
Order Processing Fees Ambient	$[**]/order + $[**]/unit picked $[**]/order $[**]/order $[**]/order $[**]/order $[**]/order + $[**]/unit pick $[**]/unit pick $[**]/unit pick $[**]/unit pick $[**]/unit pick
Order is defined as a shipment to a unique address that leaves the distribution center, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for said Order.

Line is defined as each SKU or product line picked on the order.

Unit is defined as each unit of measure picked on the order.

Tiers will be applied based on total volume across all cost centers each month

Refrigerated Orders (Sample Commercial)
1-2,000 orders
2,001-4,000 orders
4,001-6,000 orders
6,001-8,000 orders
8,001+ orders
1-5,000 cartons
5,001-10,000 cartons
10,001-15,000 cartons
15,001-20,000 cartons
20,001+ cartons
Receiving Fee	$[**]/pallet	Fee assessed for each pallet received into the warehouse.

Fee	Amount	Description
Bulk Shipments	$[**]/pallet	Fee for LTL shipments; replaces smaller shipper fees.
Down Stack/Re-Stack Fee	$[**]/pallet	Fee assessed for inbound shipments requiring this service.
Packing Supplies	[**] + [**]%	Any packing materials that ICS must provide for Pacira Zilretta to ship Commercial and Non- Commercial Products.
Freight	[**] + [**]%	ICS will share AmerisourceBergen Corporation (ABC) discounted rates with Pacira with a pass- through mark-up.
Finance
Accounts Receivable Monthly Close Fee	$[**]/month	This fee applies for a 1-day close.
Invoice Processing	$[**]/invoice	Fee for sending invoice (electronic or paper) to customer, collection efforts and cash posting.
Credit Verification Reports	$[**]/report	Any Pacira requested credit report. Experian typically tracks information for individual customers such as physicians.
Returns Management
RGA Initiation	$[**]/RGA $[**]/RGA line created	RGA: Returned Goods Authorization. Fee for processing return request from customer and sending the customer an RGA.
Return Processing	$[**]/RGA unit returned	Receipt of physical return at the distribution center. Fee includes itemizing contents of the return
Partial Return Processing	$[**]/unit	Fee applied in addition to Return Processing fee for handling and counting partial containers.
Returns Storage	$[**]/pallet (ambient)	Monthly fee for controlled room temperature pallet storage.
Contract and Chargeback Management
Chargeback Processing – Manual	$[**]/line
Each SKU is considered a line. If customers cannot send information electronically, they will mail information for manual processing. ICS and Customer must have copies of contracts in order to process chargebacks without manual intervention.

Chargeback Processing – Electronic	$[**]/line	Each SKU is considered a line. Customers will typically send chargebacks electronically according to HDA standards.
Membership Additions	$[**]/member	Fee to add members to an account.

Fee	Amount	Description
Contract Setup	$[**]/new contract	Fee to add new contract to Pacira Biosciences account.
Contract Updates	$[**]/contract update	Fee assessed any time an account requires a change or update to an existing contract.
Avalara Tax	$[**]/order	Fee assessed to verify tax codes.
Information Technology and Reporting (Optional Fees)
Data Reporting Package

*This is an optional reporting add-on package to supplement our standard reporting that is provided in the monthly management fee. This Data Reporting Package rivals larger data aggregators and allows ICS as a 3PL to provide additional analytics based off of the 852 and 867 reports.
$[**]/month
•852/867 Service Support set up
•852 Dashboard with product inventory and sales level data allowing you view sales by month and year as well as easily see available quantities
•867 Snapshot Dashboard with resale data allowing you to gain inventory visibility fast—view product penetration by location, by buyer or by product. You can also drill down by territory and see in-channel sales and gain market insights
•Sales Dashboard to help you understand sales trends and allow you to quickly single out data you want to see
•Sales/Inventory Maps allow you to see exactly where your product is delivered and quickly zoom into specific regions for additional analysis
•Quickly view sales information on your “Top 10 customers”
•Multiple filtering options allowing you to customize your view into sales and inventory
•“Dashboard Snapshots” allow you to quickly retrieve saved dashboards

852/867 Report Translation

*Optional report that does not provide analytics, but allows ICS to receive 852/867 EDI feeds on behalf of Pacira Biosciences. ICS will clean the report and post it to our DataMart for viewing and extract by Pacira Biosciences.
	$[**]/month	Maintenance and mapping of the 852 and 867 reporting—Translation Report ONLY.

Custom Reports	$[**]/hour	Fee for reports created that are not part of the standard reports provided by ICS. Hourly report creation fees assessed for initial report creation but not thereafter for running the same report.
Custom Development Services	$[**]/hour	Fee for customized processes developed at the request of Pacira Zilretta. Hourly fees will be assessed and approved by Pacira Zilretta

Fee	Amount	Description
before development work is to begin.
Custom Report Management Fee	$[**]/month per report	Fee assessed to manage custom reports.
Custom Extract Management Fee	$[**]/month per extract	Fee assessed to manage custom extracts.
Custom File Export Implementation Fee	$[**]/per report (one-time)	Standard implementation fee—one time implementation charge for each extract.
Additional Fees
Product Destruction	[**] + [**]%	Destruction of product per Pacira request and instruction.
FedEx/UPS/Postage Expenses	[**] + [**]%	Freight expenses for shipments of documents or any other shipments related to daily operations on behalf of Pacira.
Telecom Expenses	[**] + [**]%	Telecom charges incurred which are related to daily operations on behalf of Pacira.
Pre-Approved Assessorial Labor Charge - Warehouse	$[**]/hour
This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Pacira must provide prior approval before assessorial labor takes place.

Pre-Approved Assessorial Labor Charge – Office Staff	$[**]/hour
This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Pacira must provide prior approval before assessorial labor takes place.

Pre-Approved Assessorial Labor Charge – QC, Management	$[**]/hour
This fee will be assessed for work that is completed outside the scope of the agreed upon services outlined in the Services Agreement. Pacira must provide prior approval before assessorial labor takes place.

ICS Travel	Expenses plus employee time	This is for Pacira requested travel. Pacira must provide prior approval before travel takes place.

Fee	Amount	Description
DSCSA Fees
Implementation/Onboarding Fee	*already paid for Zilretta
•Standard Implementation/Onboarding activity will be defined in the DSCSA Onboarding Statement of Work. Additional fees may be added for custom data feeds/reporting
•Implementation includes Planning, Development, Integration, and testing activity for: Inbound EPCIS Data Receipt, Inbound Product Receipt and validation, and integration (if needed) with 3rd party serialization providers

DSCSA Monthly Management Fee Zilretta	$[**]/mo. for first [**] trading partners. $[**]/mo. each additional trading partner
•Manage Trading Partner accounts and all corresponding ship to entities
•Manage and maintain EPCIS data feeds for aggregation, commissioning, shipment, and destruction events
•Reporting on inbound shipment and outbound shipment activity
•Exception Handling fees apply for management of data delivery errors from 3rd party serialization providers

DSCSA Data Fees (Pallet and Case)	$[**]for each inbound scan and outbound pick
•Inbound Receipt Data Validation and Verification (SSCC18 Scanning and Inference)
•Manufacturer Data Storage as Required by DSCSA
•Serial Number Verification for Pallet and
Case Level Shipments (SSCC18 Scanning and Inference
•Outbound Aggregation (as needed) to comply with wholesaler/supply chain requirements

DSCSA Data Fees (Smallest Salable Unit)	$[**]for each inbound scan and outbound pick
•Inbound Receipt Data Validation and Verification (GS128 Barcode Scanning)
•Manufacturer Data Storage as Required by DSCSA
•Serial Number Verification for Pallet and Case Level Shipments (GS128 Barcode Scanning
•Outbound Aggregation (as needed) to
comply with wholesaler/supply chain requirements

Exception Handling Fee	$[**]/hr.	•Manage data and product mismatches as a result of packaging/shipment and/or data transfer errors.

SCHEDULE C
EXAMPLE OF PRICE ADJUSTMENT CALCULATION

Agreement Effective Date of December 1, 2021

BLS CPI for October 2022 (published in mid-November 2022) = 277.948

BLS CPI for October 2021 (published in mid-November 2021) = 260.229

YoY Increase Ratio: 277.948 ÷ 260.229 = 1.0681

Revised fees in Schedule B effective December 1, 2022

SCHEDULE D

CONFIDENTIALITY PROVISIONS
    In connection with the Agreement, either party (“Disclosing Party”) may disclose to the other party (“Recipient”) certain of its confidential or proprietary information.
1.Definition of Confidential Information. “Confidential Information” means any confidential or proprietary information that is disclosed or made available by Disclosing Party to Recipient, whether in writing or other tangible form, orally or otherwise, before or after the Effective Date of the Agreement. Confidential Information includes (a) information about processes, systems, strategic plans, business plans, operating data, financial information and other information and (b) any analysis, compilation, study or other material prepared by Recipient (regardless of the form in which it is maintained) that contains or otherwise reflects any information disclosed or made available by Disclosing Party to Recipient.
2.    Exclusions from Confidential Information. Confidential Information does not include information that:
2.1    At the time of disclosure to Recipient, is generally available to the public;
2.2    After disclosure to Recipient, becomes generally available to the public other than as a result of a breach of these provisions by Recipient (including any of its affiliates);
2.3    Recipient can establish was already in its possession at the time the information was received from Disclosing Party if its source was not known by Recipient to be bound to an obligation of confidentiality with respect to such information;
2.4    Recipient receives from a third party if its source was not known by Recipient to be bound to an obligation of confidentiality with respect to such information; or
2.5    Recipient can establish was developed independently by Recipient without use, directly or indirectly, of any Confidential Information.
2.Limitations on Disclosure and Use. Confidential Information must be kept strictly confidential and may not be disclosed or used by Recipient except as specifically permitted by these provisions or as specifically authorized in advance in writing by Disclosing Party. Recipient may not take any action that causes Confidential Information to lose its confidential and proprietary nature or fail to take any reasonable action necessary to prevent any Confidential Information from losing its confidential and proprietary nature. Recipient will limit access to Confidential Information to its employees, officers, directors or other authorized representatives (or those of its affiliates) who (a) need to know such Confidential Information in connection with the Agreement and (b) are obligated to Recipient to maintain Confidential Information under terms and conditions at least as stringent as these provisions. Recipient will inform all such persons of the confidential and proprietary nature of Confidential Information and will take all reasonable steps to ensure they do not breach their confidentiality obligations, including taking any steps Recipient would take to protect its own similarly confidential information. Recipient will be responsible for any breach of confidentiality obligations by such persons.
3.Equitable Relief. Each party acknowledges that, when it is Recipient, money damages would not be a sufficient remedy for Disclosing Party in the event of any breach of these provisions and that Disclosing Party is entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach. Recipient further agrees to waive any requirement for the posting of any bond in connection with any such remedy. Such remedy will be in addition to any other available remedies at law or in equity.
4.Disclosures Required by Law. If Recipient is required by law to disclose any Confidential Information, Recipient will give Disclosing Party prompt notice and will use all reasonable means to obtain confidential treatment for any Confidential Information that it is required disclose before making any such disclosure. If Recipient cannot assure confidential treatment and it has exhausted all reasonable efforts to do so, Recipient may disclose Confidential Information if it first receives a written opinion of its external legal counsel that it is required by law to disclose the information it discloses. Notwithstanding the foregoing, Disclosing Party may request Recipient to take additional steps to seek confidential treatment before Recipient discloses Confidential Information even though Recipient has otherwise exhausted all reasonable efforts to do so. In such event, Recipient will undertake such additional steps at Disclosing Party’s expense.

5.Term of Confidentiality Provisions. Confidential Information may be disclosed under these provisions during the Term of the Agreement. Recipient’s obligation to protect Confidential Information expires three years from the expiration or termination of the Agreement.

EXHIBIT A
CONTINUING GUARANTY

CONTINUING GUARANTY AND INDEMNIFICATION AGREEMENT

The undersigned guarantees to Cencora, Inc. and each of its subsidiary companies and their successors that (i) any food, drugs, devices, cosmetics, or other merchandise ("Products") now or hereafter shipped or delivered by or on behalf of the undersigned and its affiliates ("Guarantors") to or on the order of Cencora, Inc. or any of its subsidiaries will not be, at the time of such shipment or delivery, adulterated, misbranded, or otherwise prohibited under applicable federal, state and local laws, including applicable provisions of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §301 et seq. ("FDCA"), and Sections 351 and 361 of the Federal Public Health Service Act, 42 U.S.C. §§ 262 and 264, and their implementing regulations (“Applicable Laws”), each as amended and in effect at the time of shipment or delivery of such Products; (ii) Products are not, at the time of such shipment or delivery, merchandise that may not otherwise be introduced or delivered for introduction into interstate commerce under Applicable Laws, including FDCA section 301 (21 U.S.C. §331); and (iii) Products are merchandise that may be legally transported or sold under the provisions of any other applicable federal, state or local law. Guarantors guarantee further that, in the case of food shipments, only those chemicals or sprays approved by federal, state or local authorities have been used, and any residue in excess of the amount allowed by any such authorities has been removed from Products.

Guarantors shall promptly defend, indemnify and hold Cencora, Inc. and each of its subsidiaries harmless against any and all claims, losses, damages, costs, liabilities and expenses, including attorneys’ fees and expenses, arising as a result of (a) any actual or asserted violation of Applicable Laws or by virtue of which Products made, sold, supplied, or delivered by or on behalf of Guarantors may be alleged or determined to be adulterated, misbranded or otherwise not in full compliance with or in contravention of Applicable Laws, (b) the possession, distribution, sale and/or use of, or by reason of the seizure of, any Products of Guarantors, including any prosecution or action whatsoever by any governmental body or agency or by any private party, including claims of bodily injury, death or property damage, (c) any actual or asserted claim that Guarantors' Products infringe any proprietary or intellectual property rights of any person, including infringement of any trademarks or service names, trade names, trade secrets, inventions, patents or violation of any copyright laws or any other applicable federal, state or local laws, and (d) any actual or asserted claim of negligence, willful misconduct or breach of contract except to the extent arising from the negligence, willful misconduct or breach of contract of Cencora or its affiliates.

Guarantors shall maintain primary, noncontributory product liability insurance of not less than $[**] per occurrence for claims relating to Products. This insurance must include Cencora, Inc., its subsidiaries and their successors as additional insureds for claims arising out of Products. Guarantor shall provide for at least thirty days’ advance written notice to Cencora, Inc. of cancellation of the required insurance. If the required insurance is underwritten on a “claims made” basis, the insurance must include a provision for an extended reporting period (“ERP”) of not less than twenty-four months; Guarantors further agree to purchase the ERP if continuous claims made insurance, with a retroactive date not later than the date of this Agreement, is not continually maintained or is otherwise unavailable. This insurance shall be with an insurer with a minimum AM Best rating of A- VII. The insurance shall include a coverage territory where Products will be distributed and sold to patients or consumers, with the exception of any country or jurisdiction which is subject to trade or other economic sanction or embargo by the United States.

Guarantors warrant that they have sufficient assets to cover any self-insurance or retained risk. Upon request, Guarantors will promptly provide satisfactory evidence of the required insurance.
Provisions in this Continuing Guaranty and Indemnification Agreement are in addition to, and not in lieu of, any terms set forth in any purchase orders accepted by Guarantors or any separate agreement entered into between Cencora, Inc. or any of its subsidiaries and Guarantors. If the language in this Agreement conflicts with the language in any other document, the language in this Agreement controls.

___________________________    ____________________________________________
Guarantor's Company Name        Signature of Authorized Officer        Date
                    ____________________________________________
                    Print Name and Title
                    ____________________________________________
                    Address of Company
                    ____________________________________________
Phone

EXHIBIT B
CUSTOMER SERVICES
ICS will perform the following Services on and after the Program Launch Date during the Term of the Agreement:
1.    ICS, as agent of the Company, will develop, operate and maintain an Integrated Access Center (“Access Center”) to manage the comprehensive distribution Services related to Products (“Customer Services”) for the Company. ICS will develop the Access Center and provide the Customer Services for the fees listed on Schedule B.
2.    The Access Center includes the following:
2.1    A fully-integrated telecommunications and information system that will capture and manage key data from each Customer requesting information or specific services relating to Products;
2.2    A toll-free Company-dedicated telephone and fax number solely for the Access Center, with all costs being the Company’s responsibility;
2.3    The capability to handle queries about Products related to order processing and account management; and
2.4    The capability to triage queries.
3.    ICS, as agent of the Company, will retain, train and manage appropriate staff personnel to operate the Access Center. Responsibilities of Access Center personnel will be to:
3.1    Receive orders via Electronic Data Interchange (“EDI”), facsimile, email, mail or telephone, and be available from 8:00 a.m. to 6:00 p.m. (Central) to receive orders or triage calls to the Company as necessary;
3.2    Receive EDI orders from the Company or its Customers. Upon receipt, ICS will:
3.2.1    Verify that product order file processed from customer and into ICS’s ERP system;
3.2.2    Review EDI order processing error logs and communicate any non-processed orders and reasons to the Company or its Customers; and
3.2.3    Take appropriate action based on direction from the Company to resolve any issues and re-enter orders or order files into the ERP for processing;
3.3    Generate and issue packing slips for the sale of Products sold under this Agreement;
3.4    Manage the process of issuing Product return authorizations and Product destruction authorizations in accordance with the Company’s policies that have been provided to ICS, and coordinate shipment of Product for destruction;
3.5    Set up customer accounts for Customers eligible to purchase from the Company according to parameters provided by the Company, and the Company will periodically supply ICS with its written criteria, as amended from time to time, for all Customer eligibility; and
3.6    At the Company’s prior written request, verify that such Customers meet the Company’s eligibility criteria by:
3.6.1Credit verification using approved agencies and establishment of credit limits based on the Company’s guidance;

3.6.2Verification of licenses (including verification of DEA and state controlled substances, regulatory licenses and registrations when filling orders of controlled substances); and
3.6.3License verification using the NTIS database augmented by a copy of the Customer license if necessary; and
3.7    At the Company’s written request, obtain Proofs of Deliveries (PODs) for the Company.
4.     Order allocations encompass any inbound orders to ICS that need to have original conditions reviewed and/or manipulated as opposed to allowing the order to flow freely through the order process system. All allocated orders will be filled in accordance with the Company’s written instructions.
5.    An order is defined as a shipment to a unique address that leaves the ICS Facility, regardless of the number of cartons or packages that constitute that shipment and/or the number of inbound requests for the order.
6.    The following services are not a part of Customer Services normally provided in the Access Center:
6.1    Product substitution relating to backorder management;
6.2    Stock allocation of Product to the Company’s Customer base;
6.3    Arranging for the re-distribution of Product within the Company’s Customer base; or
6.4    Any services not identified in paragraphs 1 through 3 of this Exhibit B.

EXHIBIT C
WAREHOUSING AND INVENTORY MANAGEMENT SERVICES
ICS will perform the following Services on and after the Program Launch Date during the Term of the Agreement:
1.    ICS will warehouse and inventory Products at the ICS Facility.
2.    ICS will visually inspect each shipment of Product for external container or package damage or loss in transit (based upon records provided to ICS by the Company)
3.    ICS will promptly notify the Company upon ICS’s discovery of any damage or loss to Product.
4.    ICS will quarantine Product upon receipt and will release Product to salable inventory status within twenty-four (24) hours of written or electronic authorization from the Company.
5.    ICS will store all Product in compliance with current good manufacturing practice regulations and guidelines and other requirements of the FDA, the U.S. Drug Enforcement Administration (including maintaining required registrations, licenses and other authorizations, observing all DEA security standards and timely filing any necessary ARCOS reports and other DEA forms, including DEA form 222), all other applicable Requirements of Law and in accordance with the Company’s written instructions, if any.
6.    The Company will pay all costs, charges, expenses and import and export duties for delivery and transportation of Product to and from an ICS Facility; except that ICS will be responsible for the costs of any transfers of Product from one ICS Facility to another ICS Facility that are initiated by ICS and not requested by the Company.

EXHIBIT D
DISTRIBUTION SERVICES
ICS will perform the following Services on and after the Program Launch Date during the Term of the Agreement:
1.    Distribution. ICS will provide the following distribution Services:
1.1ICS will use commercially reasonable efforts to ensure that Products will be distributed by trained personnel either in corrugated boxes obtained by ICS or in the corrugated boxes in which Products are packaged by the manufacturer.
1.2    ICS will use commercially reasonable efforts to ship Products within one business day of receipt of orders by ICS unless otherwise specified under the terms of this Agreement. ICS will not be required to ship within 24 hours if the aggregate of the orders transmitted to ICS on a single day exceed the number of average daily orders received by ICS for the previous 21 business days by 20% of the total of such orders. In the event that ICS needs to enact this provision ICS will attempt to process as much volume as possible. If all orders cannot be processed we will work with Pacira to review and determine which orders need to ship same day. Any remaining orders will ship within 48 hours of receipt. ICS will ship Product to the destination specified by Customers.
1.3    ICS will ship Veterans Administration and other government orders direct or to the designated PPV (Preferred Pharmaceutical Vendor).
1.4    ICS will distribute bulk shipments by a designated carrier using carrier bulk shipment terms.
1.5    ICS will use commercially reasonable efforts to ensure that Products are distributed on a FEFO (first expired/first out) basis unless otherwise directed by the Company in writing.
1.6    At the prior written request of the Company, ICS will deliver Products as a drop ship to Customers and billed to the designated wholesaler.
1.7    ICS will use commercially reasonable efforts to ensure that (a) non-EDI orders received by ICS during standard warehouse hours of shipping (currently M-F 8:00 a.m. to 3:00 p.m. Eastern Time, except holidays) will be filled the same day, (b) orders received after this agreed upon cut-off time will be processed no later than the next business day, and (c) EDI orders will be processed within 24 hours of transmission to ICS. ICS will not be required to ship within 24 hours if the aggregate of the orders transmitted to ICS on a single day exceed the number of average daily orders received by ICS for the previous 21 business days by 20% of the total of such orders. In the event that ICS needs to enact this provision ICS will attempt to process as much volume as possible. If all orders cannot be processed we will work with Pacira to review and determine which orders need to ship same day. Any remaining orders will ship within 48 hours of receipt.
1.8    At the Company’s request, ICS will provide a “Rush Order” service for specific order or orders to be processed and shipped the same day; except that these services are dependent on ICS’s ability to perform based upon order receipt time, ICS personnel, and transportation carrier availability. Such orders are subject to the Company’s payment of the additional fees pursuant to Schedule B.
1.9    At the Company’s request, ICS will provide “Emergency Order” services, defined as any order received outside of scheduled working hours (currently M-F 8:00 a.m. to 7:00 p.m. Eastern Time) requiring ICS staff to return to the ICS Facility to process the order within the same day. Such Emergency Order services will be subject to additional fees pursuant to Schedule B. ICS will clearly identify any such orders to the Company at the time of the Company’s request.

2.    Inventory. ICS will be responsible for the following inventory tasks:
2.1ICS will receive Products from the Company or a Company designee.
2.2ICS will ensure that any end of lot discrepancies evidenced by a difference in physical to book inventory as noted during Product distribution will trigger inventory counts and reconciliation by ICS to verify and determine, where possible, the cause for the discrepancy.
2.3ICS will provide the Company, at ICS’s expense, one (1) physical product inventory per calendar year and routine cycle counts. ICS will perform additional physical product inventories upon the Company’s request and for an additional labor charge. Any such additional physical inventory requested by the Company will be scheduled based upon a written request from the Company and a mutually agreed upon inventory date.
2.4ICS will obtain any required packaging materials for distribution the cost of which will be passed through to the Company pursuant to Schedule B.
2.5    ICS will pay all labor costs for warehouse personnel providing the Services.
2.6    ICS will provide tracking for all shipments as requested in writing by the Company;
2.7    ICS will pay for all security costs for the ICS Facility and any other warehouse locations where Products may be stored in accordance with the terms of this Agreement.
2.8    ICS will process returns within seven business days of receipt at the ICS Facility. All Product returns shall be processed and handled by ICS in accordance with Pacira’s then-applicable returned goods policy, to be provided by Pacira.
2.9    ICS will ship outdated/damaged Products to a site reasonably designated by the Company for disposal. All transportation and destruction costs will be borne by the Company pursuant to Schedule B.
2.10    ICS will not be responsible for maintaining inventory levels for Product fulfillment.
3.    Product Title. The Company will at all times retain title to all of Products under this Agreement.
4.    Exclusions. The following services will not be provided by ICS or included as Distribution Services under the terms of this Agreement:
4.1    [Omitted.];
4.2Re-stacking of inbound Products required at the ICS Facility; and
4.3Any other special labeling or packaging required for Products on or for shipments leaving the ICS Facility.

EXHIBIT E
WAREHOUSING AND DISTRIBUTION OF SAMPLE AND DEMO PRODUCTS
The parties will perform the following Services on and after the Program Launch Date during the Term of the Agreement:
1.    Sample Products. “Sample Products” means product which is not intended to be sold and is re-labeled as such and is given to customers free of charge to promote sales. “Demo Products” means product which is not intended to be sold and is provided to Pacira representatives for use in educating customers about the products.
2.    Storage and Shipment of Samples. ICS will warehouse, inventory and distribute Sample and Demo Products consistent with standards for warehousing, inventory and distribution Services under Exhibit B. ICS will distribute Sample and Demo Products by mail or common carrier. ICS’s obligation to perform Services is conditioned on the Company’s performance of tasks as specified under Exhibit B.
3.    Re-Labeling of Sample and Demo Products. ICS will perform re-labeling services reasonably requested by Company and consistent with all Requirements of Law. ICS will ensure that each Sample or Demo Product distributed by ICS bears a label that includes one of the following statements: “Sample,” “Not for sale,” , “Demo Not For Resale” or “Professional courtesy package.” ICS will include on the label of each Sample or Demo Product and on the outside container or packaging (if any) an identifying lot or control number that will permit the tracking of the distribution of each unit of Sample or Demo Product.
4.    Recipients. For purposes of sending samples, the Company will, from time to time, provide ICS with a current and accurate list of recipients authorized to receive Sample Products (“Recipients”), including additions, corrections, and deletions. At a minimum, the list will include the name and ship-to address of each Recipient. ICS will adhere to its standard operating procedures for distribution of Sample Products to Recipients, as well as all Requirements of Law, including without limitation the PDMA, pertaining to distribution of samples to Recipients.
4.1    Physician Recipients. Prior to each delivery of Sample Product by ICS to a Physician Recipient, the Company will provide ICS with a completed sample request form in a form mutually agreed upon by the Parties, which must be signed by the physician making the request (the “Sample Request Form”). The Sample Request Form will contain the following information:
4.1.1 The applicable state license or authorization number (or DEA number where a controlled substance is requested) for the physician authorized to receive Samples Products;
4.1.2 The name, address, professional title and signature of the physician making the request;
4.1.3 The proprietary or established name and strength of the Sample Product requested;
4.1.4 The amount of Sample Product requested;
4.1.5    The date of the request;
4.1.6    The full names of the Company and ICS; and
4.1.7 Any other information required by § 203.30 or other applicable law for the distribution of Sample Products to a physician.
4.2    Pharmacy or Hospital Recipients. Prior to each delivery of Sample Product by ICS to pharmacy or hospital Recipient, the Company will provide ICS with a completed Sample Request Form, which is signed by the physician making the request. The Sample Request Form must contain all of the information listed in Section 4.1 and must also include the name and address of the pharmacy or hospital to which the Sample Product will be delivered.
5.    Receipts for Sample Products. Upon delivery of the Sample Product, ICS will obtain a receipt that contains the following information:
5.1    Physician Recipient. If the Recipient is a physician, the receipt will include at a minimum: (a) the signature of the physician or the physician’s authorized designee acknowledging delivery of the Sample Product; (b) the physician’s name, address, professional title; (c) the proprietary or established name and strength of the Sample Product; (d) the quantity of the Sample Product delivered; and (e) the date of delivery.
5.2    Pharmacy or Hospital Recipients. If the Recipient is a Pharmacy or Hospital, the receipt will include at a minimum: (a) the name and address of the licensed physician requesting the Sample Product; (b) the name and address of the pharmacy or hospital designated to receive the Sample Product; (c) the name, address, professional title and signature of the person acknowledging delivery of the Sample Product; (d) the proprietary or established name and strength of the Sample Product; (e) the quantity of the Sample Product requested; and (vi) the date of delivery.
6.    Reconciliation of Sample Product Requests and Receipts; Losses. ICS will be responsible for reconciling sample requests, receipts and inventory of Sample Products as mutually agreed by the parties and consistent with all Requirements of Law. ICS will report all discrepancies, thefts and losses involving Sample Products to the Company. The Company will develop an appropriate definition for “Significant Loss,” and will be responsible for determining whether any discrepancy, theft or loss constitutes a Significant Loss. If the Company determines that a Significant Loss exists, the Company will notify the FDA of the loss consistent with PDMA requirements.
7.    Record Keeping Requirements. The Company and ICS will create and maintain all applicable forms and records required by all Requirements of Law applicable to warehousing and distribution of Samples and Free Goods including PDMA, Rules and Controlled Substance Laws. Before the distribution of any Samples or Free Goods, the Company and ICS will identify in a separate written procedure the specific forms and records each will maintain so that distribution of Samples and Free Goods will comply with all Requirements of Law. The Company and ICS will permit the other, upon reasonable advance notice, to audit and inspect all such forms and records it creates or maintains in distributing Samples Products. The Company and ICS will cooperate and assist with, and will provide the other with access to and copies of, such forms and records as may be useful in responding to, regulatory agency inspections or requests for such forms or records.

EXHIBIT F
CONTRACT ADMINISTRATION AND CHARGEBACKS PROCESSING
ICS utilizes proprietary contracts software to provide contract administration and chargeback processing services, and will perform the following contract administration and chargeback processing Services on and after the Program Launch Date during the Term of the Agreement:
1.   Contract Administration.  ICS can enter into the proprietary contracts application key demographic information, membership, and pricing arrangements, as provided by the Company, as negotiated between the Company and its key government and non-government contract accounts, including DOD and VA.  ICS can assist the Company in managing information for such accounts, but will have no liability for the timeliness, accuracy or reliability of the information provided by the Company under this Section.
2.   Chargeback Processing.  ICS will process debit memo submissions from wholesalers for wholesaler contract sales pricing reconciliation.
2.1    Reconciliation is based upon verification of the submitted wholesaler data against contract administration data.  Results of this verification are:
2.1.1 Reconciliation reporting; and
2.1.2 Credit Memo generation.
2.2   Submissions by wholesalers will be either paper or electronic (EDI).
2.2.1 Paper - Processing time for paper submissions will be five (5) business days.
2.2.2 EDI - Processing time for EDI submissions will be three (3) business days.
2.2.3 These times do not apply to new or newly acquired Products for a period of ninety (90) days.
3. 340(B) Verification. ICS will verify a customer’s 340B eligibility for every customer and perform a quarterly review to ensure eligibility for such customer is maintained.

EXHIBIT G
ACCOUNTS RECEIVABLE MANAGEMENT AND CASH APPLICATIONS
ICS will perform the following Services on and after the Program Launch Date during the Term of the Agreement:
1.    ICS will manage all accounts receivable transactions related to the Company managed distribution programs for Products. The Company will establish a lock box at a financial institution of its choosing (the “Financial Institution”). Payments from Customers will be directed to the address of the lock box. The Financial Institution will sweep the lock box daily and deposit payments into the Company’s operating account. The Financial Institution will forward copies of all payment transactions to ICS for cash application purposes. ICS and the Company will jointly determine the following:
1.1    Credit policy
1.2    Class of trade designations
1.3    Terms and conditions
1.4    License requirements
1.5    Dunning process for past due accounts
1.6    Reporting requirements
2.    ICS will provide accounts receivable management services in conformance with ICS’s standard operating procedures and the Company’s collection policies as they apply to:
2.1    Invoicing (prepare and send/mail Customer invoices)
2.2    Cash application
2.3    Reconciliation of daily lock box deposits
2.4    Credit hold/release processing
2.5    Change to Customer credit limits per the Company’s approval
Credit reports:
2.5.1.    Experian
2.5.2    D & B
2.6    Return authorization credits
2.7    Credit and re-bills
2.8    Reconciliation of accounts receivable to chargebacks
3.    ICS will adhere to state and federally mandated good credit and collection practices established jointly by ICS and the Company such as:
3.1    On-line details of calls
3.2    Call list of past due invoices
3.3    Past due reminder letters
3.4    Research and collection of unauthorized deductions
3.5    The Company approved write-offs

EXHIBIT H
FINANCIAL MANAGEMENT SERVICES
ICS will perform the following Services on and after the Program Launch Date during the Term of the Agreement:
1.    ICS will provide monthly reconciliation of all financial transactions related to the Company managed distribution program for Product as follows:
1.1    Month end close
1.2    Reconciliation of cash, cash discounts and accounts receivable
1.3    Inventory roll over
1.4    Reconciliation of inventory adjustments
1.5    Reconciliation of goods received
1.6    Reconciliation of sales and cost of goods sold
1.7    Reconciliation of returns and cost of goods returns
2.    ICS will provide on a monthly basis (or other agreed upon period), the following financial reports:
2.1    Trial Balance
2.2    Cash Application Summary
2.3    Accounts Receivable Reports
2.4    Inventory Reports
2.5    Sales Reports
2.6    Cash Discounts Report
2.7     Chargebacks Detailed Report
2.8    Returns Report

3.ICS will provide on an annual basis, the SOC-1 report

EXHIBIT I
IT SERVICES
ICS will perform the following Services on and after the Program Launch Date during the Term of the Agreement:
1.    Application Software. ICS will maintain a license to utilize ERP software developed by International Business Systems to provide Distribution and Financial Services to the Company.
2.    Access. ICS will ensure that access to the DataMart will be available to the Company Monday through Friday from 7:00 a.m. – 7:00 p.m. (Central) except for those holidays recognized by ICS (“Holidays”), a listing of which will be mutually agreed to by the Company and ICS. ICS will contact the Company with reasonable notice of any non-availability of the DataMart due to routine or non-routine system maintenance undertaken by ICS. “DataMart” is defined as the repository of information available to ICS regarding Products and related standard reports, including but not limited to daily inventory reports and inventory adjustments.
3.    On-Call Support. ICS will maintain an on-call support line for answering Company questions, receiving requests for correction of errors and providing consulting services relative to the functionality and usage of the DataMart. The support line will be available from 8:30 a.m. – 5:00 p.m. (Central) except for Holidays.
4.    Training. ICS will provide user documentation for DataMart through data dictionaries of DataMart.
5.    Back-Ups. ICS will all perform back-up of all the Company transactions at the end of each working day. The back-up will be performed at a scheduled time each day and will use an IBM utility product to copy all ICS’s the Company data on a media selected by ICS.
6.    Data Management and Reporting. ICS will provide the Company with standard reports as may be reasonably requested by the Company from time to time. ICS has also developed a set of standard data file extracts that cover distribution and financial activity. Frequency for report or data file creation is in part based on functional requirement but may be daily, weekly, monthly or on demand. If customization is needed, the Company and ICS will jointly and reasonably determine the data elements and formats to be included in custom reports, as well as their frequency and data files. Mutually agreed-upon standard reports and files are included in the pricing under this Agreement. Additional charges will apply to special reports and data files created based upon hourly programming charges as listed in Schedule B for creation of specialized reports. The Company will be responsible for hardware or software costs directly and for fees listed in Schedule B.
7.    Transfer Protocol. ICS will make available to the Company data in the form of electronic files on a detail or summary basis that reflects the operational activity in the Company’s DataMart environment. The frequency of the data file availability may be event based, daily, weekly or monthly. Certain timing restrictions apply based on type of data. ICS will receive files from the Company for the purpose of file building, file maintenance or order processing. The data may be delivered in one of four methods: (a) Cyclone Encrypted or PGP encrypted, (b) Secure Website, (c) E-mail (emergency only) or (d) Electronic Data Interchange.
8.    System Disaster Recovery. ICS will maintain in place disaster-relief plans consisting of disaster recovery procedures, telecommunications switch over during disaster or emergency period, and IBM System I switch over during disaster or emergency period.

EXHIBIT J
TAX SERVICES
ICS will perform the following Services on and after the Program Launch Date during the Term of the Agreement:
1.    Tax Services. ICS will invoice and collect from Customers any taxes that are due on Products purchased by Customers (the “Tax Services”). The tax will be calculated through third party software provided by Avalara, Inc. (“Avalara”), based on the Company’s Tax Data (as defined below). The Company understands that ICS can only provide the Tax Services if the Company obtains the license described in Section 2 below.
2.    Licenses. The Company acknowledges it must obtain licenses to access and use the services of Avalara regarding tax calculations on the Company’s data (the “Avalara Services’) to enable ICS’ provision of the Tax Services described in this Exhibit. The Company hereby grants to ICS permission and license to access and use the Company’s tax data residing within the Avalara Services (“Company Tax Data”), including any data loaded by the Company or the results of Avalara’s processing of Company Tax Data, solely for the purposes of providing the Tax Services.
3.    Disclaimer. ICS MAKES NO EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE TAX SERVICES, INCLUDING ANY AVALARA SERVICES, AND ICS EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT RELATED TO THE TAX SERVICES, INCLUDING ANY AVALARA SERVICES. ICS EXPRESSLY DENIES ANY REPRESENTATION OR WARRANTY ABOUT THE ACCURACY OR CONDITION OF DATA OR THAT THE TAX SERVICES OR RELATED SYSTEMS WILL OPERATE UNINTERRUPTED OR ERROR-FREE.  THE COMPANY ACKNOWLEDGES AND AGREES THAT IT IS SOLELY RESPONSIBLE FOR THE COMPANY TAX DATA, AND THAT ICS’ USE OF THE COMPANY TAX DATA IS AT THE COMPANY’S SOLE RISK.